                                                     FILE PURSUANT TO RULE 424B2
                                                      REGISTRATION NO. 333-60530



           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 1, 2001

                              METRIS MASTER TRUST        [METRIS COMPANIES LOGO]
                                     ISSUER

                            METRIS RECEIVABLES, INC.
                                   TRANSFEROR

            DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION
                                    SERVICER

   $372,928,000 CLASS A FLOATING RATE ASSET BACKED SECURITIES, SERIES 2001-4
    $66,298,000 CLASS B FLOATING RATE ASSET BACKED SECURITIES, SERIES 2001-4

                                                                CLASS A SECURITIES           CLASS B SECURITIES
                                                                ------------------           ------------------
                                    Principal amount         $372,928,000                 $66,298,000

                                    Price                    $372,928,000    (100.00%)    $66,298,000    (100.00%)

                                    Underwriters'            $857,734        (0.230%)     $182,319       (0.275%)
                                    commissions

                                    Proceeds to the          $372,070,266    (99.770%)    $66,115,681    (99.725%)
                                    transferor

                                    Interest rate            one-month LIBOR              one-month LIBOR
                                                             + 0.35% p.a.                 + 1.40% p.a.

                                    Interest paid            monthly on the 20th,         monthly on the 20th,
                                                             beginning December 20,       beginning December 20,
                                                             2001                         2001

                                    Expected final payment
                                    date                     September 20, 2004           October 20, 2004

                                    Legal final maturity     August 20, 2008              August 20, 2008
                                    date

                                    CREDIT ENHANCEMENT--
                                    - The Class B securities are subordinated to the Class A
                                    securities. Subordination of the Class B securities provides credit enhancement for the Class A securities.
                                    - The trust is also issuing an interest in the trust called the excess collateral in the amount of $113,260,188. The
                                      excess collateral is subordinated to both the Class A
                                      securities and the Class B securities. Subordination of
                                      the excess collateral provides credit enhancement for both the Class A securities and the Class B securities.

BEFORE YOU PURCHASE THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.

These securities are interests in the trust only and are not obligations of Metris Receivables, Inc., Metris Companies Inc., Direct Merchants Credit Card Bank, National Association or any other person.

These securities are not deposits and neither the securities nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus supplement may be used to offer and sell the securities only if accompanied by the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     UNDERWRITERS OF THE CLASS A SECURITIES

DEUTSCHE BANC ALEX. BROWN
                   BANC OF AMERICA SECURITIES LLC
                                           BARCLAYS CAPITAL
                                                    FIRST UNION SECURITIES, INC.
                                                                JPMORGAN

                     UNDERWRITERS OF THE CLASS B SECURITIES

DEUTSCHE BANC ALEX. BROWN                         BANC OF AMERICA SECURITIES LLC

           The date of this Prospectus Supplement is October 15, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS

     We provide information to you about the securities in two separate documents: (a) the attached prospectus, which provides general information, some of which may not apply to your series of securities, and (b) this prospectus supplement, which describes the specific terms of your series of securities.

     If the terms of your series of securities vary between the description contained in this prospectus supplement and the description contained in the attached prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and the attached prospectus to captions in these materials where you can find additional, related discussions. The following table of contents and the table of contents in the attached prospectus provide the pages on which these captions are located.

     This prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption "Glossary of Defined Terms" beginning on page S-50 in this prospectus supplement and beginning on page 59 in the attached prospectus.

TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                              TRANSACTION SUMMARY

Trust:                                     Metris Master Trust

Transferor:                                Metris Receivables, Inc.

Servicer:                                  Direct Merchants Credit Card Bank, National
                                           Association, also referred to as "Direct Merchants
                                           Bank"

Trustee:                                   U.S. Bank National Association

Interest Rate Cap Provider:*               Bank of America, N.A.

Closing Date:                              October 25, 2001

Annual Servicing Fee:                      2.0%

Clearance and Settlement:                  DTC/Clearstream/Euroclear

Trust Assets:                              receivables originated in MasterCard(R) and VISA(R)
                                           accounts, including recoveries on charged-off
                                           receivables, and amounts in the pre-funding account

Pre-Funded Amount:                         up to $125,000,000

Scheduled End of Funding Period:           December 31, 2001

                                            CLASS A                          CLASS B
Principal Amount:**              $372,928,000                     $66,298,000

Percentage of Series:**          67.5%                            12.0%

Anticipated Ratings:             Aaa/AAA/AAA                      A1/A/A+
(Moody's/Standard & Poor's/
Fitch)

Enhancement:                     subordination of Class B and     subordination of the excess
                                 the excess collateral and the    collateral and the interest
                                 interest rate caps               rate caps

Interest Rate:                   one-month LIBOR + 0.35% p.a.     one-month LIBOR + 1.40% p.a.

Interest Accrual Method:         actual/360                       actual/360

Interest Payment Dates:          monthly on the 20th,             monthly on the 20th,
                                 beginning December 20, 2001      beginning December 20, 2001

Interest Rate Index Reset
  Date:                          2 London business days before    2 London business days before
                                 each interest payment date       each interest payment date

Commencement of Accumulation
Period (subject to
adjustment):                     Last day of August 2003          N/A

Expected Final Payment Date:     September 20, 2004               October 20, 2004

Legal Final Maturity Date:       August 20, 2008                  August 20, 2008

------------

 * The interest rate caps will have a limited notional amount that at no time will exceed a specified percentage of the excess collateral as described in this prospectus supplement.

** The principal amount of the excess collateral is $113,260,188. The percentage of Series 2001-4 comprised by the excess collateral is 20.5%.

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
SUMMARY OF TERMS......................    S-1
RISK FACTORS..........................    S-6
  It may not be possible to find an
     investor to purchase your
     securities. .....................    S-6
  Direct Merchants Bank may change the
     terms and conditions of the
     accounts in a manner that reduces
     collections. ....................    S-6
  Social, economic and geographic
     factors can affect credit card
     payments and may cause a delay in
     or default on payments. .........    S-7
  Credit quality of the accounts in
     the trust may be eroded by the
     addition of new accounts. .......    S-7
  The interest rate on receivables may
     fluctuate differently than the
     interest rate on the securities,
     resulting in reduced payments to
     you. ............................    S-8
  Consumer protection laws may impede
     collections efforts or reduce
     collections. ....................    S-8
  Slower generation of receivables
     could reduce collections. .......    S-9
  The effect on securityholders of
     certain litigation and regulatory
     action against Direct Merchants
     Bank, Metris Companies Inc. and
     their affiliates is unclear. ....    S-9
  Some interests could have priority
     over the trust's interest in the
     receivables, which could cause
     delayed or reduced payments to
     you. ............................   S-11
  Conservatorship, receivership, or
     bankruptcy of Direct Merchants
     Bank, Metris Companies Inc. or
     their affiliates could result in
     accelerated, delayed or reduced
     payments to you. ................   S-11
  There is a potential for early
     repayment due to non-performance
     under the interest rate caps. ...   S-14
  Issuance of additional series by the
     trust may affect the timing of
     payments to you. ................   S-14
  Securityholders of other series or
     classes may take actions which
     are opposed to your
     interests. ......................   S-15
  The credit ratings of your
     securities are limited. .........   S-15
  Subordinated classes bear additional
     risk. ...........................   S-15
  Negative carry concerns could arise
     as a result of the funding
     period. .........................   S-16

                                        PAGE
                                        -----
GLOSSARY..............................   S-17
TRUST CREDIT CARD PORTFOLIO...........   S-17
  General.............................   S-17
  Growing Credit Card Portfolio by
     Portfolio Acquisitions...........   S-17
  Assessment of Fees and Finance and
     Other Charges....................   S-18
  Delinquency and Loss Experience.....   S-18
  Recoveries..........................   S-19
THE RECEIVABLES.......................   S-20
MATURITY CONSIDERATIONS...............   S-22
  Accumulation Period.................   S-23
  Early Amortization Period...........   S-24
  Payment Rates.......................   S-24
RECEIVABLE YIELD CONSIDERATIONS.......   S-26
USE OF PROCEEDS.......................   S-26
DESCRIPTION OF SERIES PROVISIONS......   S-27
  Interest Payments...................   S-27
  Principal Payments..................   S-27
  Pre-Funding Account and Funding
     Period...........................   S-29
  Funding Period Reserve Account......   S-29
  Postponement of Accumulation
     Period...........................   S-30
  Subordination.......................   S-31
  The Interest Rate Caps..............   S-31
  Interest Rate Cap Provider..........   S-32
  Allocation Percentages..............   S-33
  Redirected Cash Flows...............   S-34
  Redirected Principal Collections....   S-35
  Application of Collections..........   S-35
  Coverage of Interest Shortfalls.....   S-39
  Shared Principal Collections........   S-39
  Defaulted Receivables; Dilution.....   S-39
  Investor Charge-Offs................   S-40
  Principal Funding Account...........   S-41
  Accumulation Period Reserve
     Account..........................   S-41
  Paired Series.......................   S-42
  Defeasance..........................   S-43
  Final Payment of Principal;
     Termination......................   S-43
  Pay Out Events......................   S-44
  Servicing Compensation and Payment
     of Expenses......................   S-46
  Reports to Securityholders..........   S-46
LISTING AND GENERAL INFORMATION.......   S-46
ERISA CONSIDERATIONS..................   S-47
  Class A Securities and Class B
     Securities.......................   S-47
UNDERWRITING..........................   S-48
GLOSSARY OF DEFINED TERMS.............   S-50
ANNEX I: PREVIOUSLY ISSUED SERIES.....  A-I-1

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. It also provides general, simplified descriptions of matters that, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the attached prospectus.

     Do not rely upon this summary for a full understanding of the matters you need to consider for any potential investment in the securities.

     To understand all of the terms of the offering of the securities, read carefully this entire document and the attached prospectus.

THE TRUST

The securities will be issued by Metris Master Trust, which is a master trust formed in 1995.

The trustee is U.S. Bank National Association.

THE TRANSFEROR AND THE SERVICER

Metris Receivables, Inc. transfers receivables to the Metris Master Trust which Metris Receivables, Inc. acquired from Metris Companies Inc., and which Metris Companies Inc. acquired from Direct Merchants Bank. Direct Merchants Bank continues to own the accounts in which these receivables arise.

Direct Merchants Bank services the receivables.

OFFERED SECURITIES

The trust is offering:

     - $372,928,000 of Class A securities; and

     - $66,298,000 of Class B securities.

In this document, references to the securities include both Class A and Class B.

Only the Class A securities and the Class B securities are offered by this prospectus supplement and the attached prospectus.

Beneficial interests in the securities may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The closing date for the issuance of the securities is expected to be October 25, 2001.

INTEREST PAYMENTS

Interest on the securities will be paid on the 20th day of each month or, if that day is not a business day, the next business day. The first interest payment date is December 20, 2001.

The Class A securities will bear interest at one-month LIBOR plus 0.35% per year.

The Class B securities will bear interest at one-month LIBOR plus 1.40% per year.

Interest for the Class A securities and the Class B securities will be calculated as follows:

                            Number of days
Principal amount on       in interest period       Rate for
   first day of       x   ------------------   x   interest
  interest period                360                period

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (800) 934-6802.

PRINCIPAL PAYMENTS

Principal of the Class A securities is expected to be paid in full on September 20, 2004. Principal of the Class B securities is expected to be paid in full on October 20, 2004. We are scheduled to begin accumulating collections of principal receivables for payment to the Class A securityholders starting on the close of business on August 31, 2003, but we may begin accumulating at a later date. No principal will be paid to the Class B securityholders until the Class A securityholders are paid in full.

The securities are expected to be paid on the dates noted above; however, principal may be paid earlier or later. Securityholders will not be entitled to any premium for early or late payment of principal. If certain adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the securities are not paid on their respective expected final payment dates, collections of principal receivables will continue to be used to pay principal on the securities until the securities are paid or until

August 20, 2008, whichever occurs first. August 20, 2008 is the legal final maturity date for your series.

See "Maturity Considerations," "Description of Series Provisions--Allocation Percentages" and "--Principal Payments" in this prospectus supplement.

EXCESS COLLATERAL

At the same time the securities are issued, the trust will issue an interest in the assets of the trust known as the excess collateral. The initial amount of the excess collateral is $113,260,188, which represents 20.5% of the initial aggregate principal amount of the securities plus the excess collateral.

The holder of the excess collateral will have voting and certain other rights as if the excess collateral were a subordinated class of securities. The excess collateral will be subordinated to both the Class A securities and the Class B securities.

The excess collateral is not offered by this prospectus supplement and the attached prospectus.

ENHANCEMENT

Credit enhancement for the Class A securities is provided by the subordination of the Class B securities and the excess collateral and by the interest rate caps.

Credit enhancement for the Class B securities is provided by the subordination of the excess collateral and by the interest rate caps.

The benefits to your securities of enhancement by means of payments under interest rate caps is limited as described under "Description of Series Provisions--The Interest Rate Caps" in this prospectus supplement. This enhancement is for your series' benefit only. The interest rate caps provide an additional resource for interest payments on the Class A securities, the Class B securities and the excess collateral, in that priority, if LIBOR is greater than 10.50%. The interest rate caps will, however, have a limited notional amount that at no time will exceed a specified percentage of the excess collateral.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

See "Description of Series Provisions--Redirected Cash Flows," "--Application of Collections" and "Investor Charge-Offs" in this prospectus supplement.

OTHER INTERESTS IN THE TRUST

  Other Series of Securities

The trust has issued numerous other series of securities and expects to issue additional series. A summary of the outstanding series is in "Annex I:
Previously Issued Securities" included in this prospectus supplement. Annex I is incorporated into this prospectus supplement by reference. The issuance of future series will occur without prior review or consent by you or any other securityholder.

  The Transferor Interest

The interest in the trust not represented by your series or by any other series is the transferor interest. The transferor interest is owned by the transferor. The transferor may, however, sell a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series or any other series.

ALLOCATIONS

Direct Merchants Bank, as servicer, will allocate collections received and the amount of receivables that are not collected and are written off as uncollectible, called the default amount, among:

     - your series;

     - other series outstanding; and

     - the transferor interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of your series, the invested amount for your series will be $552,486,188.

You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series and from the pre-funding account supporting your series. The invested amount of your series will decline as a result of principal payments and may decline due to write offs of receivables or other reasons. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions--Allocation Percentages" and "--Redirected Principal Collections" in this prospectus supplement.

APPLICATION OF COLLECTIONS

  Finance Charge Collections

Your series' share of finance charge collections will be applied each business day in the following order of priority:

     - to cover the interest payment due on the Class A securities;

     - to cover the interest payment due on the Class B securities;

     - to cover the interest payment due on the excess collateral;

     - to pay the monthly fee due to the servicer;

     - to cover your series' allocation of the default amount;

     - to cover your series' percentage of certain payments which the transferor is required, but fails, to make as a result of dilution, as described under "Description of Series Provisions--Defaulted Receivables; Dilution" in this prospectus supplement;

     - to reimburse certain reductions of the Class A invested amount resulting from charge-offs allocated to Class A;

     - to reimburse certain reductions of the Class B invested amount resulting from charge-offs allocated to Class B and from redirected Class B principal collections;

     - to reimburse certain reductions of the excess collateral amount resulting from charge-offs allocated to the excess collateral and from redirected excess collateral principal collections; and

     - to make any required deposits to the accumulation period reserve account.

Any finance charge collections remaining will be distributed to the excess collateral holder.

See "Description of Series Provisions--Application of Collections" in this prospectus supplement for a more detailed description of the application of your series' share of finance charge collections.

  Principal Collections

Your series' share of principal collections will be applied each business day as follows:

     - During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series.

     - The accumulation period is scheduled to begin on the close of business on August 31, 2003, but may begin at a later date. During the accumulation period, your series' share of principal collections will be deposited in a trust account, up to a controlled deposit amount, for payment to the holders of the Class A securities on the Class A expected final payment date.

     - If a pay out event that applies to your series or to all series occurs, the early amortization period will begin. During the early amortization period, your series' share of principal collections will be applied first to cover the principal payment due to Class A securityholders, then to cover the principal payment due to Class B securityholders and then to cover the principal payment due to the excess collateral holder.

     - During any of the above periods, principal collections allocable to the excess collateral amount and the Class B invested amount may be reallocated and made available to pay amounts due to the Class A invested amount that have not been paid from your series' share of finance charge collections and certain other sources. If required Class A amounts are satisfied, the excess collateral also provides the same type of protection to the Class B invested amount. Certain collections which are reallocated for Class A or Class B will not be made part of collections available to pay principal.

     - Any remaining principal collections will be first made available to other series and then paid to the transferor or deposited in the excess funding account.

PAY OUT EVENTS

Upon the occurrence of certain adverse events called pay out events, each month the trust will use collections of principal receivables allocated to your series to pay principal. See "Description of Series Provisions--Pay Out Events" in this prospectus supplement for a description of the pay out events that apply specifically to your series, and "Description of the Securities--Pay Out Events" in the attached prospectus for a description of the pay out events that apply to all series.

OPTIONAL REPURCHASE

The transferor (so long as the transferor is the servicer or an affiliate of the servicer) has the option to repurchase your securities when the invested amount for your series has been reduced to 10% or less of the initial invested amount. See "Description of Series Provisions--Final Payment of Principal; Termination" in this prospectus supplement.

REGISTRATION

The securities will be delivered in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive instrument representing your security. See "Description of the Securities--Definitive Securities" in the attached prospectus.

You may elect to hold your securities through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe. See "Description of the Securities--Book-Entry Registration" and "--Definitive Securities" in the attached prospectus.

TAX STATUS

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the transferor, is of the opinion that under existing law your securities will be characterized as debt for federal income tax purposes. By your acceptance of a security, you will agree to treat your securities as debt for federal, state and local income and franchise tax purposes. See "Income Tax Matters" in the attached prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and in the attached prospectus, neither the Class A securities nor the Class B securities are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

SECURITY RATINGS

The Class A securities are required to be rated in the highest rating category by at least one nationally recognized rating organization. The Class B securities are required to be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See "Risk Factors--The credit ratings of your securities are limited" in this prospectus supplement and "Security Ratings" in the attached prospectus for a discussion of the primary factors upon which these ratings are based as well as the limitations on the scope of these ratings.

EXCHANGE LISTING

We will apply to list the securities on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether or not the securities are listed on the Luxembourg Stock Exchange.

                                  [LINE GRAPH]

                                     TOTAL YIELD   CHARGE-OFFS   PAYMENT RATE
                                     -----------   -----------   ------------
2000
January............................     25.81%        10.37%        6.74%
February...........................     29.35         11.39          7.25
March..............................     28.75         11.86          7.81
April..............................     27.21         10.89          7.03
May................................     27.69         11.07          7.37
June...............................     27.35         11.25          6.94
July...............................     25.48         11.10          6.77
August.............................     27.45         11.52          7.16
September..........................     26.88         11.18          6.76
October............................     26.78         12.15          6.96
November...........................     27.08         11.40          6.74
December...........................     27.42         11.35          6.71


2001
January............................     27.68         12.71          6.76
February...........................     29.62         13.52          6.42
March..............................     31.00         13.49          7.43
April..............................     27.46         14.57          6.73
May................................     27.52         11.83          6.99
June...............................     27.61         13.04          6.70

The chart above shows the total yield, charge-off rate and payment rate for the trust portfolio for each month from January 2000 to August 2001.

"TOTAL YIELD" for any month means the total amount of collected finance charge receivables, including annual fees and other charges, allocated to the trust for the month, expressed as a percentage of average outstanding principal receivables for the month.

The amount of "CHARGE-OFFS" for any month is the amount of charged-off principal receivables recorded in the month expressed as a percentage of average outstanding principal receivables for the month.

The "PAYMENT RATE" for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of the total outstanding receivables at the end of the previous month.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the Class A securities or the Class B securities described in this prospectus supplement.

IT MAY NOT BE POSSIBLE TO FIND
AN INVESTOR TO PURCHASE YOUR
SECURITIES.                       The underwriters may assist in resales of your
                                  securities but they are not required to do so.
                                  A secondary market for any securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities. As a result, it may be difficult for you to resell the securities.

DIRECT MERCHANTS BANK MAY
CHANGE THE TERMS AND
CONDITIONS OF THE ACCOUNTS IN
A MANNER THAT REDUCES
COLLECTIONS.                      Direct Merchants Bank will transfer
                                  receivables arising under specified credit card accounts to Metris Companies Inc. which will sell those receivables to Metris
                                  Receivables, Inc. which will transfer those receivables to Metris Master Trust, but Direct
                                  Merchants Bank will continue to own those accounts. As the owner of the accounts, Direct
                                  Merchants Bank retains the right to change various account terms and conditions
                                  (including finance charges and other fees it charges and the required minimum monthly payment). Direct Merchants Bank may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns.

                                  Direct Merchants Bank has agreed that it will not reduce the periodic finance charges it charges on the receivables or other fees on any account if that action would cause Direct Merchants Bank to reasonably expect that the portfolio yield would be less than the base rate for any series. However, if Direct Merchants Bank is required by law to reduce those charges or determines that reductions are necessary to maintain its credit card business, based on its good faith assessment of its business competition, then Direct Merchants Bank can reduce periodic finance charges.

                                  Direct Merchants Bank has agreed that it will not change the terms of the accounts or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs. However, if Direct Merchants Bank reasonably believes a pay out event would not occur for any series and it takes the same action on its other substantially similar accounts, to the extent permitted by those accounts, then those terms or policies may be changed.

SOCIAL, ECONOMIC AND
GEOGRAPHIC FACTORS CAN AFFECT
CREDIT CARD PAYMENTS AND MAY
CAUSE A DELAY IN OR DEFAULT ON
PAYMENTS.                         Changes in credit card use, payment patterns
                                  and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels, the public's perception of the use of credit cards and changing attitudes about incurring debt and the stigma of personal bankruptcy.
                                  Economic factors include the rates of
                                  inflation, the unemployment rates and the relative interest rates offered for various types of loans. Moreover, adverse changes in economic conditions in states where cardholders are located could have a direct impact on the timing and amount of payments on the securities.

                                  The acts of terrorism which occurred in the United States on September 11, 2001 had an immediate impact on commercial operations in the United States, including consumers' use of credit cards and payment of credit card bills. The ongoing effect of the events on credit card use and payment patterns is unclear. Political and military actions in response to these events and the impact of those actions on credit card use and payment patterns are also unclear. There may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. In addition, existing and future legislation may impact the incurrence of consumer debt and payment of credit card balances. In particular, under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, members of the military, including reservists, on active duty who have entered into obligations, such as incurring consumer credit card debt, before being called to active duty may be entitled to reductions in interest rates to a cap of 6% and a stay of collection efforts. We have no information at this time concerning how many accounts in the trust portfolio may be affected by the limitations and restrictions of the Soldiers' and Sailors' Civil Relief Act.

                                  We cannot predict how any of these or other factors will affect repayment patterns or credit card use and, consequently, the timing and amount of payments on your series. Any reductions in the amount, or delays in the timing, of interest or principal payments will reduce the amount available for distribution on the securities.

CREDIT QUALITY OF THE ACCOUNTS
IN THE TRUST MAY BE ERODED BY
THE ADDITION OF NEW ACCOUNTS.     In addition to the accounts already designated
                                  for Metris Master Trust, Metris Receivables,
                                  Inc. is permitted to designate additional accounts for the trust portfolio and to transfer the receivables in those accounts to the trust. If certain conditions are satisfied, Metris Receivables, Inc. can also elect to automatically designate additional accounts for the trust portfolio and to transfer the receivables in those accounts to the trust. Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the trust, such as higher or lower fees or interest rates, or longer or shorter principal payment terms. Additionally, if certain conditions are satisfied, credit card receivables purchased by Metris Receivables, Inc. generated in accounts not currently designated for the trust may be included as additional accounts.
                                  The account originator's underwriting criteria may be less or more stringent than the criteria applied to accounts currently designated for the trust. The new accounts and receivables may produce higher or lower collections or charge-offs over time than the accounts and receivables already in the trust portfolio and could tend to reduce the amount of collections allocated to your series.

                                  Also, if Metris Receivables, Inc.'s percentage interest in the accounts of the trust falls to a minimum level, currently zero, Metris Receivables, Inc. will be required to maintain that level by designating additional accounts for the trust portfolio and transferring the receivables in those accounts to the trust. If Metris Receivables, Inc. is required to add accounts to the trust portfolio, it may not have any accounts available to be added to the trust portfolio. If Metris Receivables, Inc. fails to add accounts when required, a "pay out event' will occur and you could receive payment of principal sooner than expected. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus.

THE INTEREST RATE ON
RECEIVABLES MAY FLUCTUATE
DIFFERENTLY THAN THE INTEREST
RATE ON THE SECURITIES,
RESULTING IN REDUCED PAYMENTS
TO YOU. Finance charges on certain of the accounts in the Metris Master Trust accrue at a variable rate above a designated prime rate. The interest rate of your security is based on LIBOR. Changes in LIBOR might not be reflected in the prime rate, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts and the amounts of interest payable on your securities and other amounts required to be funded out of collections of finance charge receivables.

                                  A decrease in the spread between collections of finance charge receivables and interest payments on your security could increase the risk of early repayment.

CONSUMER PROTECTION LAWS MAY
IMPEDE COLLECTION EFFORTS OR
REDUCE COLLECTIONS.               Federal and state consumer protection laws
                                  regulate the creation and enforcement of consumer loans. The United States Congress and the states may enact additional laws and amend existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges. These laws, as well as many new laws, regulations or rulings which may be adopted, may materially adversely affect the servicer's ability to collect the receivables or Direct
                                  Merchants Bank's ability to maintain previous levels of finance charges or fees. Changes or additions to those regulations could make it more difficult for Direct Merchants Bank to collect payments on the receivables or reduce the finance charges and other fees that

                                  Direct Merchants Bank can charge on credit card account balances.

                                  Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Direct Merchants Bank makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio. Subject to certain conditions described in the attached prospectus, Metris Receivables, Inc. must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the trustee under the pooling and servicing agreement will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time Metris Receivables, Inc. has to correct the violation, is that Metris Receivables, Inc. must accept reassignment of the receivables affected by the violation, subject to certain conditions. See "Description of the Securities--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the attached prospectus.

                                  If a cardholder sought protection under
                                  federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. The securityholders could suffer a loss if no funds are available from credit enhancement or other sources. See "Description of Series Provisions--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in this prospectus supplement and "Description of the Securities--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in the attached prospectus.

SLOWER GENERATION OF
RECEIVABLES COULD REDUCE
COLLECTIONS.                      The receivables transferred to the trust may
                                  be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the trust could result in reduced collections on those receivables. See "Maturity Considerations" in this prospectus supplement and in the attached prospectus.

THE EFFECT ON SECURITYHOLDERS
OF CERTAIN LITIGATION AND
REGULATORY ACTION AGAINST
DIRECT MERCHANTS BANK, METRIS
COMPANIES INC. AND THEIR
AFFILIATES IS UNCLEAR.            Litigation: Metris Companies Inc. has
                                  developed and implemented compliance functions to monitor its operations to ensure that it complies with all applicable laws. However, Metris Companies

                                  Inc. is a party to various legal proceedings resulting from ordinary business activities relating to its operations.

                                  In July 2000 an amended complaint was filed in Hennepin County Court in Minneapolis, Minnesota against Metris Companies Inc., Metris Direct, Inc. and Direct Merchants Bank. The complaint seeks damages in unascertained amounts and purports to be a class action on behalf of all cardholders who were issued a credit card by Direct Merchants Bank and were assessed fees or charges that the cardholder did not authorize. Specifically, the complaint alleges violations of the Minnesota Prevention of Consumer Fraud Act, the Minnesota Deceptive Trade Practices Act and breach of contract. We filed our answer to the complaint in August 2000. To date, the complaint has not been certified as a class action claim. We believe we have numerous substantive legal defenses to these claims and are prepared to vigorously defend the case. Because we are unable to estimate the damages at this time, there can be no assurance that defense or resolution of these matters will not have a material adverse effect on our financial position.

                                  Regulatory Action: Regulators are authorized to impose penalties for violations of various federal consumer protection laws and, in certain cases, to order Direct Merchants Bank to pay restitution to cardholders. Direct Merchants Bank's activities as a credit card lender are subject to regular review and examination by federal regulators to assess compliance with these laws.

                                  On May 3, 2001, Direct Merchants Bank agreed to a Stipulation and Consent to the Issuance of a Consent Order with the Office of the Comptroller of the Currency. The Consent Order requires Direct Merchants Bank to reimburse and make restitution to persons who applied for and received a credit card in connection with certain of its credit card solicitations from March 1999 to June 1, 2000. Under the terms of the Stipulation and Consent, Direct Merchants Bank consented to the issuance of the Consent Order but made no admission or agreement on the merits of the OCC's assertions. Direct Merchants Bank believes that neither its agreement to the Stipulation and Consent nor the issuance of the Consent Order will significantly affect its operations or capital position. However, we cannot assure you of this result.

                                  The OCC has also indicated that it is
                                  considering whether or not to pursue an
                                  assessment of civil money penalties and has given Direct Merchants Bank an opportunity to provide information to the OCC bearing on whether imposing a penalty would be appropriate and the severity of any penalty. The statutory provisions pursuant to which a civil money penalty could be assessed give the OCC broad discretion in determining whether or not a penalty will be assessed and, if so, the amount of the penalty. Because we are unable at this time to determine whether or not any civil money penalty will be assessed, we cannot assure you that the resolution of this matter will not have a material adverse effect on Direct Merchants Bank's operations or capital position.

SOME INTERESTS COULD HAVE
PRIORITY OVER THE TRUST'S
INTEREST IN THE RECEIVABLES,
WHICH COULD CAUSE DELAYED OR
REDUCED PAYMENTS TO YOU.          Each of Direct Merchants Bank and Metris
                                  Companies Inc. will represent and warrant that its transfer of receivables is an absolute sale of those receivables. Metris Receivables, Inc. will represent and warrant that its transfer of receivables to the trust is either
                                  (a) an absolute sale of those receivables or
                                  (b) the grant of a security interest in those receivables. For a description of the trust's rights if these representations and warranties are not true, see "Description of the Securities--Representations and Warranties" in the attached prospectus.

                                  Each of Direct Merchants Bank, Metris
                                  Companies Inc., and Metris Receivables, Inc.
                                  will take steps under the UCC to perfect its transferee's interest in the receivables. Nevertheless, if the UCC does not govern these transfers and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

                                  Each of Direct Merchants Bank, Metris
                                  Companies Inc., and Metris Receivables, Inc.
                                  will represent, warrant, and covenant that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for the interest of the trust and permitted liens such as certain tax or governmental liens. If this is not true, the trust's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

                                  - a prior or subsequent transferee of
                                    receivables could have an interest in the receivables superior to the interest of the trust;

                                  - a tax, governmental, or other nonconsensual
                                    lien that attaches to the property of Direct
                                    Merchants Bank, Metris Companies Inc., or
                                    Metris Receivables, Inc. could have priority over the interest of the trust in the receivables;

                                  - the administrative expenses of a
                                    conservator, receiver, or bankruptcy trustee for Direct Merchants Bank or Metris Companies Inc. could be paid from collections on the receivables before the trust receives any payments; and

                                  - if insolvency proceedings were commenced by
                                    or against Direct Merchants Bank, or if
                                    certain time periods were to pass, the trust may lose any perfected interest in collections held by Direct Merchants Bank and commingled with other funds.

CONSERVATORSHIP, RECEIVERSHIP,
OR BANKRUPTCY OF DIRECT
MERCHANTS BANK, METRIS
COMPANIES INC., OR THEIR
AFFILIATES COULD RESULT IN
ACCELERATED, DELAYED OR
REDUCED PAYMENTS TO YOU.          Direct Merchants Bank is chartered as a
                                  national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the Federal Deposit
                                  Insurance Corporation as conservator or
                                  receiver for Direct Merchants Bank if certain events occur relating to

                                  Direct Merchants Bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Direct Merchants Bank.

                                  Although Direct Merchants Bank will treat its transfer of the receivables to Metris Companies Inc. as a sale for accounting purposes, the transfer may constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if:

                                  - the transfer involved a securitization of
                                    the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles,

                                  - the financial institution received adequate
                                    consideration for the transfer,

                                  - the parties intended that the transfer
                                    constitute a sale for accounting purposes, and

                                  - the financial assets were not transferred
                                    fraudulently, in contemplation of the
                                    financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

                                  The purchase agreement relating to the
                                  transfer of the receivables by Direct
                                  Merchants Bank, and the transfer itself, are intended to satisfy all of these conditions.

                                  If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables. The FDIA would limit the damages in this event to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for Direct Merchants Bank. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for Direct Merchants Bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables, payments to you could be delayed or reduced.

                                  Even if the conditions set forth in the
                                  regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables, you could suffer a loss on your investment if:

                                  - the purchase agreement relating to Direct
                                    Merchants Bank's transfer of the
                                    receivables, or the transfer itself, were found to violate the regulatory requirements of the FDIA,

                                  - Metris Companies Inc., Metris Receivables,
                                    Inc., or the trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables,

                                  - the FDIC were to request a stay of any
                                    action by Metris Companies Inc., Metris
                                    Receivables, Inc., or the trustee to enforce the related purchase agreement, the pooling and servicing agreement or the securities, or

                                  - the FDIC were to repudiate other parts of
                                    the purchase agreement or the pooling and servicing agreement, such as any obligation to collect payments on or otherwise service the receivables.

                                  If Metris Companies Inc. or any of its
                                  affiliates were to become a debtor in a
                                  bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, Metris Companies Inc. or any of its affiliates as debtor-in-possession or another interested party could argue that--

                                  - Metris Companies Inc. did not sell the
                                    receivables to Metris Receivables, Inc. but instead borrowed money from Metris Receivables, Inc. and granted a security interest in the receivables;

                                  - Metris Receivables, Inc. and its assets
                                    (including the receivables) should be
                                    substantively consolidated with the
                                    bankruptcy estate of Metris Companies Inc.
                                    or any of its affiliates; or

                                  - the receivables are necessary for Metris
                                    Companies Inc. or any of its affiliates to reorganize.

                                  If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

                                  If Metris Companies Inc. or any of its
                                  affiliates were to enter bankruptcy, moreover, the trustee and the securityholders could be prohibited from taking any action to enforce the purchase agreement relating to the transfer of the receivables by Metris Companies Inc. or the pooling and servicing agreement against Metris Companies Inc. or those affiliates without the permission of the bankruptcy court. Securityholders also may be required to return payments already received if Metris Companies Inc. were to become a debtor in a bankruptcy case.

                                  Regardless of any decision made by the FDIC or ruling made by a court, the fact that Direct Merchants Bank has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against Metris Companies Inc. or its affiliates could have an adverse effect on the liquidity and value of the securities.

                                  In addition, regardless of the terms of the pooling and servicing agreement, the other transaction documents, or the instructions of those authorized to direct the trustee's actions, the FDIC as conservator or receiver for Direct Merchants Bank or a court overseeing the bankruptcy case of Metris Companies Inc. or any of its affiliates may have the power:

                                  - to prevent or require the commencement of an
                                    early amortization period,

                                  - to prevent, limit, or require the early
                                    liquidation of receivables and termination of the trust, or

                                  - to require, prohibit, or limit the continued
                                    transfer of receivables.

                                  Furthermore, regardless of the terms of the pooling and servicing agreement or any other transaction document, the FDIC or a bankruptcy court could prevent the appointment of a successor servicer or could authorize Direct Merchants Bank to stop servicing the receivables. If any of these events were to occur, payments to you could be delayed or reduced.

THERE IS A POTENTIAL FOR EARLY
REPAYMENT DUE TO
NON-PERFORMANCE UNDER THE
INTEREST RATE CAPS.               The transferor will obtain and pledge one or
                                  more interest rate caps to the trustee for the benefit of the holders of the Series 2001-4 securities. The interest rate caps provide an additional resource for interest payments on the Series 2001-4 securities if LIBOR is greater than 10.50%. If any provider of an interest rate cap does not make any required payment under the interest rate cap within 30 days of the date that payment was due, a pay out event for Series 2001-4 will occur without any notice or other action on the part of the trustee or the holders of the Series 2001-4 securities. If a pay out event occurs, holders of the Series 2001-4 securities will begin receiving payments of principal earlier than they otherwise would have, which may shorten the average life and maturity of the Series
                                  2001-4 securities. See "Description of Series
                                  Provisions--The Interest Rate Caps,"
                                  "--Interest Rate Cap Provider" and "--Pay Out
                                  Events" in this prospectus supplement.

ISSUANCE OF ADDITIONAL SERIES
BY THE TRUST MAY AFFECT THE
TIMING OF PAYMENTS TO YOU.        Metris Master Trust, as a master trust, may
                                  issue series of securities from time to time.
                                  All series of securities are payable from the receivables of the trust. The trust may issue additional series with terms that are different from your series without your prior review or consent. Before the trust can issue a new series, each rating agency that has rated an outstanding series must confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series.

                                  However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series. See "Description of the Securities--New Issuances" in the attached prospectus and "Description of Series Provisions--Paired Series" in this prospectus supplement.

SECURITYHOLDERS OF OTHER
SERIES OR CLASSES MAY TAKE
ACTIONS WHICH ARE OPPOSED TO
YOUR INTERESTS.                   Securityholders of any series or any class
                                  within a series may need the consent or
                                  approval of a specified percentage of the investor interest of other series or a class of such other series to take or direct certain actions, including:

                                  - to require the appointment of a successor
                                    servicer after Direct Merchants Bank, as servicer, defaults on its obligations under the pooling and servicing agreement;

                                  - to amend the pooling and servicing agreement
                                    in some cases; and

                                  - to direct a repurchase of all outstanding
                                    series after certain violations of Metris
                                    Receivables, Inc.'s representations and
                                    warranties.

                                  The interests of the securityholders of any other series may not coincide with your interests, making it more difficult for any particular securityholder to achieve the desired results from such a vote.

THE CREDIT RATINGS OF YOUR
SECURITIES ARE LIMITED.           The credit rating assigned to your securities
                                  reflect the rating agencies' assessment only of the likelihood that interest and principal will be paid when required under the pooling and servicing agreement, not when expected.
                                  These ratings are based on the rating
                                  agencies' determination of the value of
                                  receivables in the trust and the availability of any credit enhancement.

                                  The ratings do not address the following:

                                  - the likelihood that the principal or
                                    interest on your securities will be prepaid, paid on an expected final payment date or paid on any particular date before the legal final maturity date of your series;

                                  - the possibility that your securities will be
                                    paid early or the possibility of the
                                    imposition of United States withholding tax for non-U.S. securityholders;

                                  - the marketability of the securities, or any
                                    market price; or

                                  - that an investment in the securities is a
                                    suitable investment for you.

                                  A rating is not a recommendation to purchase, hold or sell securities of a series or class of a series. Furthermore, there is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency. If a rating assigned to your securities is reduced or withdrawn, the market value of your securities could be reduced.

SUBORDINATED CLASSES BEAR
ADDITIONAL RISK.                  If you purchase a Class B security, your right
                                  to receive principal payments is subordinated to the payment in full of the Class A securities. No principal will be paid to you until the full amount of principal has been paid on the Class A securities.

                                  In addition, if Class A's share of collections of finance charge receivables and certain other amounts allocated to Series 2001-4, excess finance charges, transferor finance charge collections and the excess collateral's share of principal collections are not sufficient to make all required payments for the Class A securities, collections of principal receivables allocated to Class B may be diverted to Class A. If this occurs, the Class B invested amount and future allocations to Class B would be reduced.

                                  Also, if Class A's share of losses on the receivables exceeds the collections and the credit enhancement available to cover those losses, and the excess collateral amount is reduced to zero, the Class B invested amount will be reduced to avoid reducing the Class A invested amount. If this occurs, the Class B invested amount and future allocations to Class B would be reduced.

                                  As a result of the subordination, if you hold Class B securities you may receive payments of interest or principal later than you expect or you may not receive the full amount of expected principal or interest.

NEGATIVE CARRY CONCERNS COULD
ARISE AS A RESULT OF THE
FUNDING PERIOD.                   Initially your interest in the receivables in
                                  the trust will be less than the outstanding principal amount of your securities to the extent of the pre-funded amount allocated to your securities. Investment earnings on the pre-funded amount will be used like finance charge collections allocated to your series to make interest and other payments, but the yield on those investments will probably be less than the yield on the receivables. As receivables are added to the trust through December 31, 2001, the pre-funded amount will decrease and your interest in the receivables in the trust will increase by a corresponding amount up to the full outstanding principal amount of Series 2001-4. If your interest in the receivables in the trust does not equal the full outstanding principal amount of Series 2001-4 by the end of December 2001, the amounts remaining on deposit in the pre-funding account will be deposited into the excess funding account. Investment earnings on amounts deposited in the excess funding account allocated to your series will be used like finance charge collections to make interest and other payments, but the yield on those investments will probably be less than the yield on the receivables. In each of these instances, the amounts available to make payments to Series 2001-4 securityholders would be reduced.

                                    GLOSSARY

     This prospectus supplement and the attached prospectus use defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page S-50 in this prospectus supplement and beginning on page 59 in the attached prospectus.

                          TRUST CREDIT CARD PORTFOLIO

GENERAL

     The receivables conveyed or to be conveyed to the trust pursuant to a pooling and servicing agreement have been or will be generated from transactions made by holders of certain designated MasterCard(R) and VISA(R)* credit card accounts selected from Direct Merchants Bank's portfolio. Subject to certain conditions, these receivables may also include, although they do not currently include, receivables generated from transactions made by holders of other general purpose credit card accounts originated or acquired by Direct Merchants Bank. The securities of Series 2001-4 will represent the right to receive certain payments from the trust.

     As of August 31, 2001, the trust had approximately 3.5 million credit card accounts and approximately $8.3 billion in receivables.

GROWING CREDIT CARD PORTFOLIO BY PORTFOLIO ACQUISITIONS

     Direct Merchants Bank has acquired the following credit card portfolios on the dates indicated and has since transferred to the trust the receivables in all or a portion of the related accounts, as indicated:

     - a portfolio acquired in December 1998 from PNC National Bank which, as of December 9, 1998, had approximately 400,000 accounts with receivables balances of approximately $800 million. The receivables in all of these accounts have been transferred to the trust.

     - a portfolio acquired in June 1999 from General Electric Capital Corporation, a unit of General Electric Company, which had approximately 485,000 active accounts with receivables balances of approximately $1.2 billion. The receivables in approximately 15,865 of these accounts were transferred to the trust on May 18, 2001, with receivables balances of approximately $50 million. Additionally, the receivables in approximately 32,255 of these accounts were transferred to the trust on June 15, 2001, with receivables balances of approximately $123 million. As of the end of the day on October 12, 2001, the receivables in the remaining accounts totaled approximately $571 million.

     Direct Merchants Bank has also acquired the following credit card portfolio on the date indicated but has not yet transferred to the trust the receivables in the related accounts:

     - a portfolio acquired in August 2000 from Banco Popular North America which had approximately 282,000 accounts, of which approximately 184,000 accounts were active accounts, with receivables balances of approximately $186 million.

     - a portfolio acquired in August 2001 from The Provident Bank which had approximately 165,000 accounts with receivables balances of approximately $152 million.

The portfolios (or portions of the portfolios) described above that Metris Receivables, Inc. has not yet added to the trust may be added to the trust in the future. However, the accounts in these portfolios were originated by other institutions using criteria different from those which were applied by Direct Merchants Bank in originating its own accounts. Consequently, we cannot assure you that accounts designated in the future from these portfolios, or from any other portfolios acquired in the future, will be of the same credit quality as previously designated accounts.

------------

* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and VISA USA, Inc., respectively.

ASSESSMENT OF FEES AND FINANCE AND OTHER CHARGES

     A billing statement is sent to cardholders at the end of each monthly billing cycle in which the account has an outstanding balance greater than $1.00. Direct Merchants Bank uses third party processors to process certain cardholder payments. When an account is established, it is assigned a billing cycle. With minor exceptions, the minimum payment due each month for each account is equal to the greater of a minimum dollar amount or a minimum percentage of the outstanding balance shown on the statement, plus any amount past due, plus any amount over the cardholder's credit line. Direct Merchants Bank assesses an annual fee on some credit card accounts. Direct Merchants Bank may waive the annual membership fees, or a portion of those fees, in connection with the solicitation of new accounts depending on the credit terms offered, which are determined by the prospect's risk profile prior to solicitation or when Direct Merchants Bank determines a waiver to be appropriate considering the account's overall profitability. In addition to the annual fee, Direct Merchants Bank charges accounts certain other fees including: (i) a late fee with respect to any unpaid monthly payment if Direct Merchants Bank does not receive the required minimum monthly payment by the payment due date shown on the monthly billing statement, (ii) a cash advance fee for each cash advance, (iii) a fee with respect to each check submitted by a cardholder in payment of an account which is not honored by the cardholder's bank, (iv) an overlimit charge if, at any time during the billing cycle, the total amount owed exceeds the cardholder's credit line by at least $30 and (v) a card processing or application fee for some card offers. Unless otherwise arranged between Direct Merchants Bank and the cardholder, any cash advance fee, late payment fee, returned check fee, overlimit fee, annual fee or other administrative fee is added to the account and treated as a purchase.

     Periodic finance charges are not assessed in most circumstances if the entire balance on the account is paid by the due date, which is 25 days from the previous cycle billing date. Periodic finance charges are based upon the average daily balance outstanding on the account during the monthly billing cycle. The average daily balance is the sum of the daily unpaid balances of purchases and cash advances on each day of the monthly billing cycle divided by the number of days in the monthly billing cycle. Unpaid balances are determined by deducting payments and credits, adding any unpaid finance charges and late charges and adding new purchases, cash advances and other charges, in each case as of the date of the transaction. If a payment in full is not received on or before the due date, finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day the cash advance is made until the advance is paid in full. These cash advance finance charges are applied to the average daily balance. Periodic finance charges are applied to the average daily balance.

     Payments by cardholders on the accounts are processed and applied first to any billed and unpaid fees, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by Direct Merchants Bank.

DELINQUENCY AND LOSS EXPERIENCE

     Direct Merchants Bank considers an account delinquent if the minimum payment due under that account is not received by Direct Merchants Bank on or before the due date. Efforts to collect delinquent credit card receivables are primarily made internally through the collection facilities of Direct Merchants Bank. For a description of Direct Merchants Bank's collection practices and policies, see "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus.

     The following tables set forth the delinquency and loss experience for the trust portfolio as of the dates and for each of the periods shown. There can be no assurance that the delinquency and loss experience for the trust portfolio in the future will be similar to the historical experience set forth in the following tables because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. In particular, reported loss and delinquency percentages for the trust portfolio may be reduced as a result of the addition of receivables in newly originated accounts. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding receivables balance for that portfolio which, for the trust, is the denominator used to calculate the percentages set forth below. As of August 31, 2001, approximately 11.0% of the accounts in the trust portfolio had been originated within the last 12 months and approximately 28.8% of the accounts in the trust portfolio had been originated within the last 24 months. Newly originated or acquired accounts currently do not automatically become part of the trust portfolio but may be added from time to time at the option of Metris Receivables, Inc. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus.

     In the following table, receivables outstanding consist of all amounts due from cardholders as posted to the accounts in the trust portfolio as of the date shown.

                 DELINQUENCY EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                  AS OF DECEMBER 31,
                                                   ---------------------------------------------------------------------------------
                         AS OF AUGUST 31, 2001               2000                        1999                        1998
                       -------------------------   -------------------------   -------------------------   -------------------------
                                     PERCENTAGE                  PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                      OF TOTAL                    OF TOTAL                    OF TOTAL                    OF TOTAL
                       RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                       -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Receivables
  Outstanding........  $8,266,413      100.00%     $6,855,923      100.00%     $5,477,524      100.00%     $4,125,979      100.00%
Receivables
  Delinquent:
  30-59 Days.........     233,239        2.82         172,492        2.52         128,542        2.35          99,840        2.42
  60-89 Days.........     164,168        1.99         130,077        1.90          92,035        1.68          67,959        1.65
  90 or More Days....     333,542        4.03         282,101        4.11         202,212        3.69         149,361        3.62
                       ----------      ------      ----------      ------      ----------      ------      ----------      ------
         Total.......  $  730,949        8.84%     $  584,670        8.53%     $  422,789        7.72%     $  317,160        7.69%
                       ==========      ======      ==========      ======      ==========      ======      ==========      ======

     The following table sets forth the principal charge-off experience for cardholder payments on the credit card accounts in the trust for each of the periods shown. The trust reports charge-offs on a gross basis, not net of recoveries. Recoveries are treated as finance charge collections and included in the calculation of Portfolio Yield. Average receivables outstanding is calculated by determining the daily average of outstanding balances for accounts in the trust portfolio for each month and then dividing the sum of those daily averages by the number of months in the period. Total net charge-offs are total charge-offs of principal receivables less recoveries on charged-off accounts in the trust and do not include the amount of any reductions in total principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

                    LOSS EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                             EIGHT MONTHS           YEAR ENDED DECEMBER 31,
                                                ENDED         ------------------------------------
                                           AUGUST 31, 2001       2000         1999         1998
                                           ----------------   ----------   ----------   ----------
Average Receivables Outstanding..........     $7,352,026      $5,911,181   $4,552,813   $3,231,883
Total Net Charge-Offs....................     $  544,231      $  582,341   $  453,199   $  355,279
Total Net Charge-Offs as a Percentage of
  Average Receivables Outstanding........           7.40%           9.85%        9.95%       10.99%
(Annualized).............................          11.12%           9.85%        9.95%       10.99%

RECOVERIES

     Direct Merchants Bank is required to transfer to the trust all recoveries on charged-off accounts in the trust. In the event of any sale or other disposition of receivables in Defaulted Accounts as provided in the pooling and servicing agreement, recoveries on charged-off accounts in the trust will not include amounts received by the purchaser or transferee of those receivables but will be limited to amounts received by the servicer from the purchaser or transferee. Collections of recoveries on charged-off accounts in the trust will be treated as finance charge collections. See "--Delinquency and Loss Experience" above and "Direct

Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus.

                                THE RECEIVABLES

     The receivables conveyed to the trust arise in accounts selected by Metris Receivables, Inc. from the portfolio of accounts of Direct Merchants Bank on the basis of criteria set forth in the pooling and servicing agreement as applied on or about May 30, 1995 and, with respect to additional accounts, as of the related dates of their designations. On May 30, 1995, the transferor transferred and assigned to the trust all of its right, title and interest in and to the receivables outstanding as of May 30, 1995, all of the receivables subsequently created and all of the related proceeds. Prior to this transfer and assignment, Fingerhut Companies Inc. (as predecessor to Metris Companies Inc. under a purchase agreement) contributed and sold to Metris Receivables, Inc. all of its right, title and interest in and to the receivables existing as of May 30, 1995, all the receivables subsequently created and all of Fingerhut Companies Inc.'s interest in a bank purchase agreement with respect to the receivables purchased from Direct Merchants Bank. Prior to this transfer and assignment and pursuant to the bank purchase agreement, Direct Merchants Bank sold to Fingerhut Companies Inc. (as predecessor to Metris Companies Inc. under the bank purchase agreement) all its right, title and interest in and to the receivables existing as of the date of the bank purchase agreement and all the receivables subsequently arising. In connection with the realignment of Fingerhut Companies Inc.'s subsidiaries in September 1996, Fingerhut Companies Inc. assigned to Metris Companies Inc. all of Fingerhut Companies Inc.'s rights, and Metris Companies Inc. assumed all of Fingerhut Companies Inc.'s obligations under these two purchase agreements.

     Metris Receivables, Inc. has the right, subject to certain limitations and conditions, to designate from time to time additional accounts and to transfer to the trust all receivables of the additional accounts, whether those receivables are then existing or thereafter created. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus. The transferor has periodically designated additional accounts to the trust portfolio and intends, although no assurance can be given, to continue to designate additional accounts to the trust portfolio. Additional accounts currently do not automatically become part of the trust portfolio. Until Metris Receivables, Inc. exercises its option to resume the automatic addition of accounts to the trust portfolio, receivables from any additional accounts will be transferred to the trust on or before the tenth business day following the related Record Date if either of the following occurs:

          (i) on the tenth Business Day prior to any Determination Date, the interest of the transferor in the trust for the related Monthly Period is less than the Minimum Transferor Interest, in which case the transferor is required to designate additional accounts to the trust portfolio in an amount that is sufficient to cause the interest of the transferor in the trust as a percentage of the aggregate principal receivables for any Monthly Period, after giving effect to the addition, to at least equal the Minimum Transferor Interest; or

          (ii) on any Record Date, the aggregate principal receivables are less than the Minimum Aggregate Principal Receivables, in which case the transferor is required to designate additional accounts to the trust portfolio in an amount that is sufficient to cause the aggregate principal receivables, after giving effect to the addition, to be equal to or greater than the Minimum Aggregate Principal Receivables.

     On any day on which the receivables in additional accounts are to be transferred to the trust, the receivables in those accounts will be included as Eligible Receivables if they satisfy the requirements of the definition of "Eligible Receivables."

     Metris Receivables, Inc. will have the right, subject to certain limitations and conditions, to designate certain accounts for removal from the trust portfolio and to require that the trustee reconvey all receivables in those removed accounts to Metris Receivables, Inc., including those receivables that are then existing and those that subsequently arise. See "Description of the Securities--Representations and Warranties" and "--Removal of Accounts" in the attached prospectus.

     As of the close of business on August 31, 2001:

     - the trust portfolio included approximately $7,832,179,595 of principal receivables and approximately $434,233,664 of finance charge receivables;

     - the accounts included in the trust portfolio had an average principal receivable balance of $2,256 and an average credit limit of $5,939;

     - the percentage of the aggregate total receivable balance to the aggregate total credit limit was approximately 40%;

     - the average age of the accounts included in the trust portfolio was approximately 46 months; and

     - cardholders whose accounts are included in the trust portfolio had billing addresses in all 50 states and the District of Columbia.

     The following tables summarize the trust portfolio by various criteria as of the close of business on August 31, 2001. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time. The transferor expects to add to the trust receivables in additional accounts in addition to those reflected in the tables below, including receivables in additional accounts in an amount equal to approximately $295 million which the transferor expects to add to the trust prior to or on the Closing Date.

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                         PERCENTAGE                       PERCENTAGE
                                                          OF TOTAL                         OF TOTAL
                                            NUMBER OF    NUMBER OF       RECEIVABLES      RECEIVABLES
CREDIT LIMIT RANGE                           ACCOUNTS     ACCOUNTS       OUTSTANDING      OUTSTANDING
------------------                          ----------   ----------   -----------------   -----------
$0.00 - $500.00...........................     106,292       3.1%     $   34,051,739.98        0.4%
$500.01 - $1,000.00.......................     129,738       3.7          80,776,026.78        1.0
$1,000.01 - 1,500.00......................     179,837       5.2         140,672,963.56        1.7
$1,500.01 - $3,000.00.....................     518,259      14.9         616,099,117.59        7.4
$3,000.01 - $5,000.00.....................     700,581      20.2       1,163,530,204.20       14.1
$5,000.01 - $10,0000.00...................   1,262,698      36.4       3,332,359,132.22       40.3
$10,000.01 & Greater......................     574,852      16.5       2,898,924,074.93       35.1
                                            ----------     -----      -----------------      -----
          Total...........................   3,472,257     100.0%     $8,266,413,259.26      100.0%
                                            ==========     =====      =================      =====

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                        PERCENTAGE                        PERCENTAGE
                                                         OF TOTAL                          OF TOTAL
                                           NUMBER OF    NUMBER OF       RECEIVABLES       RECEIVABLES
ACCOUNT BALANCE RANGE                       ACCOUNTS     ACCOUNTS       OUTSTANDING       OUTSTANDING
---------------------                      ----------   ----------   ------------------   -----------
Credit Balance...........................      41,065       1.2%     $    (3,773,773.35)       0.0%
No Balance...............................   1,110,892      32.0                    0.00        0.0
$0.01 - $500.00..........................     329,184       9.5           68,016,655.28        0.8
$500.01 - $1,000.00......................     212,524       6.1          159,710,140.74        1.9
$1,000.01 - $1,500.00....................     184,449       5.3          230,438,360.30        2.8
$1,500.01 - $3,000.00....................     459,548      13.2        1,021,845,819.38       12.4
$3,000.01 - $5,000.00....................     467,425      13.5        1,842,574,618.71       22.3
$5,000.01 & Greater......................     667,170      19.2        4,947,601,438.20       59.8
                                           ----------     -----      ------------------      -----
          Total..........................   3,472,257     100.0%     $ 8,266,413,259.26      100.0%
                                           ==========     =====      ==================      =====

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                        PERCENTAGE                       PERCENTAGE
                                                         OF TOTAL                         OF TOTAL
                                           NUMBER OF    NUMBER OF       RECEIVABLES      RECEIVABLES
ACCOUNT AGE                                 ACCOUNTS     ACCOUNTS       OUTSTANDING      OUTSTANDING
-----------                                ----------   ----------   -----------------   -----------
Not More than 6 Months...................     255,712       7.4%     $  249,319,203.22        3.0%
Over 6 Months to 12 Months...............     125,895       3.6         118,525,430.26        1.4
Over 12 Months to 24 Months..............     618,313      17.8       1,197,763,886.22       14.5
Over 24 Months to 36 Months..............     531,281      15.3       1,481,952,569.40       17.9
Over 36 Months to 48 Months..............     653,535      18.8       1,823,321,624.41       22.1
Over 48 Months to 60 Months..............     500,642      14.4       1,252,431,721.24       15.2
Over 60 Months...........................     786,879      22.7       2,143,098,824.51       25.9
                                           ----------     -----      -----------------      -----
          Total..........................   3,472,257     100.0%     $8,266,413,259.26      100.0%
                                           ==========     =====      =================      =====

           COMPOSITION BY GEOGRAPHIC DISTRIBUTION IN TRUST PORTFOLIO

                                                        PERCENTAGE                       PERCENTAGE
                                                         OF TOTAL                         OF TOTAL
                                            NUMBER OF   NUMBER OF       RECEIVABLES      RECEIVABLES
LOCATION                                    ACCOUNTS     ACCOUNTS       OUTSTANDING      OUTSTANDING
--------                                    ---------   ----------   -----------------   -----------
California................................    414,800       12.0%    $  967,329,109.88       11.7%
Texas.....................................    292,520        8.4        696,027,785.69        8.4
New York..................................    272,299        7.8        657,093,055.33        8.0
Florida...................................    244,274        7.0        605,246,255.45        7.3
Ohio......................................    145,941        4.2        350,728,235.43        4.2
Illinois..................................    130,775        3.8        318,031,035.70        3.8
Pennsylvania..............................    113,516        3.3        282,980,193.59        3.4
Michigan..................................    100,574        2.9        237,983,601.82        2.9
Georgia...................................     93,684        2.7        229,128,256.54        2.8
New Jersey................................     93,242        2.7        223,724,133.54        2.7
Virginia..................................     92,253        2.7        223,169,130.95        2.7
North Carolina............................     88,889        2.6        209,773,717.88        2.5
Indiana...................................     80,278        2.3        194,808,290.91        2.4
Missouri..................................     81,548        2.4        191,553,930.17        2.3
Tennessee.................................     72,817        2.1        172,461,646.56        2.1
Maryland..................................     71,864        2.1        171,963,123.49        2.1
Massachusetts.............................     73,476        2.1        166,403,633.63        2.0
Other.....................................  1,009,507       28.9      2,368,008,122.70       28.7
                                            ---------     ------     -----------------     ------
          Total...........................  3,472,257      100.0%    $8,266,413,259.26      100.0%
                                            =========     ======     =================     ======

                            MATURITY CONSIDERATIONS

     The Class A securityholders are expected to receive payment of principal in full on September 20, 2004, which is the Class A Expected Final Payment Date. The Class A securityholders may, however, receive payments of principal earlier than the Class A Expected Final Payment Date if a Pay Out Event occurs and the Early Amortization Period begins.

     The Class B securityholders are expected to receive payment of principal in full on October 20, 2004, which is the Class B Expected Final Payment Date. The Class B securityholders may, however, receive payments of principal earlier than the Class B Expected Final Payment date if a Pay Out Event occurs and the Early Amortization Period begins. In any case, the Class B securityholders will receive payments of principal only after the Class A Invested Amount has been paid in full.

     The Excess Collateral holder is expected to receive payment of principal in full on October 20, 2004, which is the Excess Collateral Expected Final Payment Date. The Excess Collateral holder may, however, receive payments of principal earlier than the Excess Collateral Expected Final Payment date if a Pay Out

Event occurs and the Early Amortization Period begins. In any case, the Excess Collateral holder will receive payments of principal only after the Class A Invested Amount has been paid in full and if the Class B Invested Amount will be paid in full on the related Distribution Date.

ACCUMULATION PERIOD

     The Accumulation Period for Series 2001-4 is scheduled to begin at the close of business on the last day of the August 2003 Monthly Period. As described under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement, the commencement of the Accumulation Period may be delayed to no later than the close of business on the last day of the July 2004 Monthly Period. The Accumulation Period will end on the earliest of:

     - the date on which the Invested Amount is paid in full;

     - the Early Amortization Period begins; and

     - the Series 2001-4 Termination Date.

     Each Monthly Period during the Accumulation Period prior to the payment in full of the Class A Invested Amount, an amount equal to the least of:

          (a) the Available Series 2001-4 Principal Collections for that Monthly Period,

          (b) the Controlled Deposit Amount for that Monthly Period, and

          (c) the Class A Adjusted Invested Amount,

will be deposited into the principal funding account until the principal amount on deposit in the principal funding account equals the Class A Invested Amount. Amounts deposited into the principal funding account during the Accumulation Period will be paid to the Class A securityholders on the Class A Expected Final Payment Date or, if earlier, the first Distribution Date following the commencement of the Early Amortization Period.

     After the Class A Invested Amount has been paid in full, Available Series 2001-4 Principal Collections, to the extent required, will be distributed to the Class B securityholders on each Distribution Date until the earlier of the date the Class B Invested Amount has been paid in full and the Series 2001-4 Termination Date.

     On the Transfer Date immediately preceding the Distribution Date on which the Class B securityholders will be paid in full, and on each subsequent Transfer Date, Available Series 2001-4 Principal Collections, to the extent required, will be distributed to the Excess Collateral holder until the earlier of the date the Excess Collateral Amount has been paid in full and the Series 2001-4 Termination Date.

     We cannot assure you that collections of principal receivables in the trust portfolio will be similar to the payment rate experience shown in the tables under "--Payment Rates" below and under "Selected Trust Portfolio Summary Data--Payment Data" earlier in this prospectus supplement, or, therefore, that:

     - deposits into the principal funding account will equal the Controlled Deposit Amount,

     - on the Class A Expected Final Payment Date the Class A Invested Amount will be paid to the Class A securityholders,

     - on the Class B Expected Final Payment Date the Class B Invested Amount will be paid to the Class B securityholders, and

     - on the Excess Collateral Expected Final Payment Date the Excess Collateral Amount will be paid to the Excess Collateral holder.

In addition, as described under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement, the servicer may shorten the Accumulation Period and, in that event, we cannot assure you that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date. If the amount required to pay the Class A Invested

Amount, the Class B Invested Amount or the Excess Collateral Amount in full is not available on the Class A Expected Final Payment Date, the Class B Expected Final Payment Date or the Excess Collateral Expected Final Payment Date, as applicable, a Pay Out Event will occur and the Early Amortization Period will commence.

     If the Available Series 2001-4 Principal Collections for any Monthly Period are less than the applicable Controlled Deposit Amount, the amount of the deficiency will be the Accumulation Shortfall for the succeeding Monthly Period. See "Description of Series Provisions--Application of Collections--Payment of Principal" in this prospectus supplement.

     Other series offered by the trust may or may not have accumulation periods like the Accumulation Period or amortization periods like the Early Amortization Period, and those periods may have different lengths and begin on different dates than the Accumulation Period or Early Amortization Period described in this prospectus supplement. Thus, certain series may be in their revolving periods while others are in periods during which principal collections are distributed to or accumulated for other series. In addition, other series may allocate principal collections based upon different investor percentages. See "Description of the Securities--New Issuances" in the attached prospectus for a discussion of the potential terms of other series. See "Annex I: Previously Issued Series" at the end of this prospectus supplement for a description of the terms of the previously issued series.

EARLY AMORTIZATION PERIOD

     A Pay Out Event occurs, either automatically or after specified notice, if one of the adverse events described under "Description of Series Provisions--Pay Out Events" in this prospectus supplement or "Description of the Securities--Pay Out Events" in the attached prospectus occurs. If a Pay Out Event occurs during either the Revolving Period or the Accumulation Period, the Early Amortization Period will commence. If a Pay Out Event occurs during the Accumulation Period, any amount on deposit in the principal funding account or the pre-funding account will be paid to the Class A securityholders on the Distribution Date in the month following the commencement of the Early Amortization Period. In addition, to the extent that the Class A Invested Amount has not been paid in full, the Class A securityholders will be entitled to monthly payments of principal equal to the Available Series 2001-4 Principal Collections on each Distribution Date with respect to the Early Amortization Period until the earlier of:

          (a) the date on which the Class A Invested Amount has been paid in full, and

          (b) the Series 2001-4 Termination Date.

     After the Class A Invested Amount has been paid in full and if the Series 2001-4 Termination Date has not occurred, Available Series 2001-4 Principal Collections will be paid to the Class B securityholders on each Distribution Date until the earlier of:

          (a) the date on which the Class B Invested Amount has been paid in full, and

          (b) the Series 2001-4 Termination Date.

     On and after the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full and if the Series 2001-4 Termination Date has not occurred, Available Series 2001-4 Principal Collections will be paid to the Excess Collateral holder on each Transfer Date until the earlier of:

          (a) the date on which the Excess Collateral Amount has been paid in full, and

          (b) the Series 2001-4 Termination Date.

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates for the trust portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. The monthly payment rate for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of the total outstanding receivables at the end of the previous month. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts in the trust portfolio. Monthly averages shown in the table are expressed as an arithmetic average of the payment rate for each month for the period indicated.

            CARDHOLDER MONTHLY PAYMENT RATES FOR THE TRUST PORTFOLIO

                                                          EIGHT MONTHS         YEAR ENDED
                                                             ENDED            DECEMBER 31,
                                                           AUGUST 31,     --------------------
                                                              2001        2000    1999    1998
                                                          ------------    ----    ----    ----
Highest Month...........................................      7.4%        7.8%    8.0%    7.4%
Lowest Month............................................      6.4%        6.7%    6.7%    6.1%
Monthly Average.........................................      6.8%        7.0%    7.2%    6.6%

     Direct Merchants Bank generally determines the minimum monthly payment with respect to the credit card accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by a minimum percentage of the outstanding balance. If the amount so calculated is less than a minimum dollar amount, it is increased to the minimum dollar amount. The sum of the amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance.

     We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. The amount of collections of receivables in the trust portfolio may vary from month to month due to various factors, including seasonal variations, general economic conditions, payment habits of individual cardholders, the credit card originator's monthly minimum payment requirements and acts of God. We cannot assure you that deposits into the principal funding account or the distribution account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Series 2001-4 securities could be significantly reduced or increased.

     Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Early Amortization Period, we cannot assure you that the actual number of months elapsed from the date of issuance of the Class A securities and the Class B securities to the Class A Expected Final Payment Date and the Class B Expected Final Payment Date, respectively, will equal the expected number of months. As described under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement, the servicer may shorten the Accumulation Period. We cannot assure you that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date or to collect all amounts necessary to pay the Class B Invested Amount on the Class B Expected Final Payment Date, especially if a pay out event were to occur with respect to one or more other series thereby limiting the amount of Shared Principal Collections allocable to the Series 2001-4 securities. See "Risk Factors" in this prospectus supplement and "Maturity Considerations" in the attached prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

     The gross revenues from finance charges and fees billed to accounts in the trust portfolio for each of the three calendar years contained in the period ended December 31, 2000 and for the eight-month period ended August 31, 2001, are set forth in the following table.

     The historical yield figures in the following table are calculated and reported on a billed basis. The Portfolio Yield on receivables included in the trust are calculated and reported on a cash basis. Portfolio Yields calculated on a billed basis may differ from Portfolio Yields calculated on a cash basis due to (a) a lag between when finance charges and fees are billed to cardholder accounts and when those finance charges and fees are collected, (b) finance charges and fees that are not ultimately collected from the cardholder and (c) growth in the trust portfolio.

     The Portfolio Yield calculated on both a billed and a cash basis will also be affected by numerous factors, including changes in the monthly interest rate, variations in the rate of payments and new borrowings on the accounts, the amount of the annual membership fee and other fees, changes in the delinquency and loss rates on the receivables, and the percentage of cardholders who pay their balances in full each month and, except in the case of cash advances, do not incur periodic finance charges, which may in turn be caused by a variety of factors including seasonal variations, the availability of other sources of credit and general economic conditions. See "Maturity Considerations" above.

     Revenues vary for each account based on the type and volume of activity for each account. Interchange fees are not included in the trust assets and are not included in the yield numbers for the trust portfolio in the following table.

                REVENUE YIELD EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                              EIGHT MONTHS           YEAR ENDED DECEMBER 31,
                                                  ENDED        ------------------------------------
                                             AUGUST 31, 2001      2000         1999         1998
                                             ---------------   ----------   ----------   ----------
Average Receivables Outstanding............    $7,417,236      $5,945,538   $4,632,272   $3,611,436
Total Finance Charges and Fees Billed......    $1,188,027      $1,424,045   $1,144,510   $  858,196
Average Revenue Yield (Annualized).........         24.06%          23.95%       24.71%       23.76%

     The amounts presented in the above table include a small amount of receivables and fees billed in accounts that were newly originated and had not yet been included in the trust for the periods shown. Those receivable balances were generally added to the trust in subsequent periods in account additions.

     Total finance charges and fees billed in the table above include finance charges, cash advance fees, annual membership fees, late fees, and other charges. The table does not include interchange fees. Total finance charges and fees billed are presented net of adjustments made pursuant to Direct Merchants Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.

                                USE OF PROCEEDS

     Metris Receivables, Inc. will apply the net proceeds from the sale of the Class A securities and the Class B securities, which is expected to be approximately $438,185,947, (a) to repay all or a portion of the Series 2001-A Variable Funding Securities, (b) to pay the purchase price of the receivables,
(c) to fund the pre-funding account to the extent of any Pre-Funded Amount and
(d) to make a deposit, if necessary, to the funding period reserve account.

                        DESCRIPTION OF SERIES PROVISIONS

     The Class A securities, the Class B securities and the Excess Collateral will be issued pursuant to the pooling and servicing agreement and the Series 2001-4 supplement. Pursuant to the pooling and servicing agreement, Metris Receivables, Inc., Direct Merchants Bank and the trustee may execute additional supplements to the pooling and servicing agreement to issue additional series. The following statements summarize the material terms of your series, which is Series 2001-4, and are subject to, and qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the Series 2001-4 supplement. You should review "Description of the Securities" in the attached prospectus for additional information concerning the securities and the pooling and servicing agreement.

INTEREST PAYMENTS

     The Class A securities will accrue interest at a rate of 0.35% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each interest period.

     The Class B securities will accrue interest at a rate of 1.40% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each interest period.

     You may obtain the security rates for the Class A securities and the Class B securities for the current and the immediately preceding interest periods by telephoning the trustee at (800) 934-6802.

     Interest will be paid on each Distribution Date. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing
Date) to but excluding the related Distribution Date.

     Interest on the Class A securities and the Class B securities will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     Interest payments on the Class A securities and the Class B securities on any Distribution Date will be calculated on the outstanding principal balance for the related interest period of the Class A securities or Class B securities, as applicable, at the close of business on the first day of the related interest period.

     Interest payments on the Class A securities and the Class B securities on any Distribution Date will be funded from Available Series 2001-4 Finance Charge Collections with respect to the preceding Monthly Period and from certain other funds identified in this prospectus supplement and the attached prospectus that are allocated to the Class A securities and the Class B securities and deposited on each Business Day during the related Monthly Period in the interest funding account.

     The interest rates as well as the amount of Class A Monthly Interest and Class B Monthly Interest applicable to an interest period will be included in a statement to the Class A securityholders and the Class B securityholders of record prepared by the servicer. In addition, if the Class A securities and the Class B securities are listed on the Luxembourg Stock Exchange, the trustee will cause the security rates, as well as the amount of Class A Monthly Interest and Class B Monthly Interest applicable to an interest period, to be provided to the Luxembourg Stock Exchange as soon as possible after its determination (but in no event later than the first day of the related interest period). See "Description of the Securities--Reports to Securityholders" in the attached prospectus.

PRINCIPAL PAYMENTS

  Revolving Period

     Series 2001-4 will have a Revolving Period when the trust will not pay or accumulate principal for the Class A securities, the Class B securities or the Excess Collateral. The Revolving Period starts on the Closing Date and ends on the earlier to begin of:

     - the Accumulation Period, and

     - the Early Amortization Period.

     On each Distribution Date relating to the Revolving Period, collections of principal receivables allocable to the Invested Amount, subject to certain limitations, including the allocation of any Redirected Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, will be treated as Shared Principal Collections.

  Accumulation Period

     On each Distribution Date relating to the Accumulation Period prior to the payment in full of the Class A Invested Amount, the trustee will deposit into the principal funding account an amount equal to the least of:

          (a) the Available Series 2001-4 Principal Collections for the related Monthly Period,

          (b) the Controlled Deposit Amount for the related Monthly Period, and

          (c) the Class A Adjusted Invested Amount prior to any deposits on that date,

until the aggregate amount on deposit in the principal funding account equals the Class A Invested Amount. These amounts will be paid to the Class A securityholders on the Class A Expected Final Payment Date.

     After the Class A Invested Amount has been paid in full, the trustee will distribute to the Class B securityholders on each Distribution Date an amount equal to the lesser of:

          (a) the Available Series 2001-4 Principal Collections for the related Monthly Period, and

          (b) the Class B Invested Amount,

until the Class B Invested Amount has been paid in full.

     On the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full, and on each subsequent Transfer Date, the trustee will distribute to the Excess Collateral holder an amount equal to the lesser of:

          (a) the Available Series 2001-4 Principal Collections for the related Monthly Period, and

          (b) the Excess Collateral Invested Amount,

until the Excess Collateral Invested Amount has been paid in full.

     During the Accumulation Period, the portion of Available Series 2001-4 Principal Collections not required to be deposited in the principal funding account or distributed to the Class A securityholders, the Class B securityholders or the Excess Collateral holder will generally be treated as Shared Principal Collections.

  Early Amortization Period

     On each Distribution Date relating to the Early Amortization Period, the Class A securityholders will be entitled to receive Available Series 2001-4 Principal Collections for the preceding Monthly Period in an amount up to the Class A Invested Amount until the earlier of the date the Class A Invested Amount is paid in full and the Series 2001-4 Termination Date. In addition, if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will begin and any amount on deposit in the principal funding account will be paid to the Class A securityholders on the Distribution Date following the Monthly Period in which the Early Amortization Period begins.

     After payment in full of the Class A Invested Amount, the Class B securityholders will be entitled to receive Available Series 2001-4 Principal Collections on each Distribution Date during the Early Amortization Period until the earlier of the date the Class B Invested Amount is paid in full and the Series 2001-4 Termination Date.

     On each Transfer Date during the Early Amortization Period (other than the Transfer Date immediately prior to the Series 2001-4 Termination Date), beginning with the Transfer Date immediately preceding the

Distribution Date on which the Class B Invested Amount will be paid in full, the Excess Collateral holder will be entitled to receive Available Series 2001-4 Principal Collections until the earlier of the date the Excess Collateral Amount is paid in full and the Series 2001-4 Termination Date.

     See "--Pay Out Events" below for a discussion of certain events that could begin the Early Amortization Period.

     In the event of a sale of the receivables comprising the trust portfolio and an early termination of the trust due to (a) a Trigger Event, (b) the breach of certain representations and warranties, (c) an optional repurchase of the receivables by the transferor, (d) a repurchase of the receivables in connection with a Servicer Default, or (e) sale of the receivables in connection with the Series 2001-4 Termination Date, distributions of principal will be made to the Series 2001-4 securityholders upon surrender of their securities. See "--Pay Out Events" and "--Final Payment of Principal; Termination" below and "Description of the Securities--Pay Out Events," "--Servicer Default" and "--Final Payment of Principal; Termination" in the attached prospectus. The proceeds of any such sale or repurchase of receivables will be allocated first to pay amounts due with respect to the Class A securities, then to pay amounts due with respect to the Class B securities and then to pay amounts due with respect to the Excess Collateral, as described in this prospectus supplement.

PRE-FUNDING ACCOUNT AND FUNDING PERIOD

     During the Funding Period, the Pre-Funded Amount will be maintained in the pre-funding account, a trust account to be established with the trustee. On the Closing Date, a cash deposit will be made to the pre-funding account in order that the aggregate principal receivables plus the amount of the cash deposit in the pre-funding account and the amount on deposit, if any, in the excess funding account on any date will at least equal the sum of the initial outstanding principal balances of the Class A securities, the Class B securities, the Excess Collateral and the then current outstanding principal amount of the previously issued series. Funds on deposit in the pre-funding account will be invested by the trustee at the direction of the servicer in Cash Equivalents. On each Transfer Date with respect to the Funding Period, all investment income (net of investment losses and expenses) earned on amounts in the pre-funding account since the preceding Transfer Date will be applied as if such amounts were Available Series 2001-4 Finance Charge Collections on the last Business Day of the preceding Monthly Period.

     During the Funding Period, funds on deposit in the pre-funding account will be withdrawn and paid to the transferor to the extent of any increases in the Invested Amount as a result of the increase in the amount of receivables in the trust. The transferor expects that the funds on deposit in the pre-funding account will be fully invested in receivables by the end of the December 2001 Monthly Period. In the event of the occurrence of a Pay Out Event during the Funding Period, the amounts remaining on deposit in the pre-funding account will be payable as principal, first to the Class A securityholders until the Class A Invested Amount is paid in full, then to the Class B securityholders until the Class B Invested Amount is paid in full, and then to the Excess Collateral holder until the Excess Collateral Amount is paid in full. Should the Pre-Funded Amount be greater than zero on the first day of the January 2002 Monthly Period, such amount will be deposited in the excess funding account and the Invested Amount will be increased in an amount equal to that deposit. Amounts on deposit in the excess funding account are treated as assets of the trust allocated to all series then outstanding and the Exchangeable Transferor Security and will be applied as described in "Description of the Securities--Excess Funding Account" in the attached prospectus.

FUNDING PERIOD RESERVE ACCOUNT

     Pursuant to the Series 2001-4 supplement, the servicer will establish and maintain with a Qualified Institution the funding period reserve account, which is a segregated trust account held for the benefit of the Series 2001-4 securityholders. The funding period reserve account is established to assist with the distribution of interest on the Series 2001-4 securities during the Funding Period. On the Closing Date, a cash deposit will be made to the funding period reserve account in an amount which is equal to the product of:

          (a) 0.95%;

          (b) the Pre-Funded Amount on that date; and

          (c) the actual number of days from and including the Closing Date through but excluding the first day of the January 2002 Monthly Period divided by 360.

     On the Closing Date and on each Transfer Date, provided that the funding period reserve account has not terminated as described below, all amounts on deposit in the funding period reserve account (in the case of a Transfer Date, after giving effect to any withdrawals from the funding period reserve account to be made on that Transfer Date) will be invested by the trustee at the direction of the servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be applied on each Transfer Date as if those amounts were Available Series 2001-4 Finance Charge Collections on the last day of the preceding Monthly Period.

     On each Transfer Date with respect to the Funding Period, a withdrawal will be made from the funding period reserve account and the amount of that withdrawal will be applied as if that amount were Available Series 2001-4 Finance Charge Collections on the last day of the preceding Monthly Period in an amount equal to the lesser of:

          (a) the amount on deposit in the funding period reserve account on that Transfer Date (before giving effect to any withdrawal to be made from the funding period reserve account on that Transfer Date);

          (b) the excess, if any, of:

             (i) the product of (x) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, (y) the weighted average of the Class A Interest Rate, the Class B Interest Rate and the Excess Collateral Minimum Rate, in each case as in effect for the related interest period (weighted based on the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount, respectively, as of the last day of the preceding Monthly Period) and (z) the sum of the Pre-Funded Amount at the close of business on each day during the preceding Monthly Period divided by the actual number of days in that Monthly Period over

             (ii) the investment income (net of investment losses and expenses) earned on amounts in the pre-funding account since the Closing Date (in the case of the first Transfer Date) or the preceding Transfer Date (in the case of each subsequent Transfer Date).

The funding period reserve account will be terminated following the earlier to occur of (a) the completion of the Funding Period and (b) the termination of the trust pursuant to the pooling and servicing agreement. Upon the termination of the funding period reserve account, all amounts on deposit in that account (after giving effect to any withdrawal from the funding period reserve account on that date as described above) will be applied as if they were Available Series 2001-4 Finance Charge Collections.

POSTPONEMENT OF ACCUMULATION PERIOD

     The Accumulation Period is scheduled to begin at the close of business on the last day of the August 2003 Monthly Period. Upon written notice to the trustee, the servicer may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The servicer may make this election only if the Accumulation Period Length (determined as described below) is less than twelve months.

     On each Determination Date beginning in May 2003 and ending when the Accumulation Period begins, the servicer will determine the Accumulation Period Length. The "ACCUMULATION PERIOD LENGTH" is the number of whole months expected to be required to fully fund the principal funding account to an amount equal to the Class A Invested Amount no later than the Class A Expected Final Payment Date, based on:

          (a) the monthly collection of principal receivables expected to be distributable to the securityholders of all series (excluding certain other series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables comprising the trust portfolio for the preceding twelve months; and

          (b) the amount of principal expected to be distributable to securityholders of all series (excluding certain other series) which are not expected to be in their revolving periods during the Accumulation Period.

     If the Accumulation Period Length is less than twelve months, the servicer may, at its option, postpone the commencement of the Accumulation Period as long as the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length.

     The effect of the calculation described above is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month. If the Accumulation Period is postponed, and if a Pay Out Event occurs after the date originally scheduled for commencement of the Accumulation Period, it is probable that Series 2001-4 securityholders would receive some of their principal later than if the Accumulation Period had not been postponed.

SUBORDINATION

     The Class B securities and the Excess Collateral will be subordinated to the extent necessary to fund certain payments with respect to the Class A securities. In addition, the Excess Collateral will be subordinated to the extent necessary to fund certain payments with respect to the Class B securities. Interest payments will be made on the Class A securities prior to being made on the Class B securities and the Excess Collateral. Interest payments will be made on the Class B securities prior to being made on the Excess Collateral. Principal payments on the Class B securities will not begin until the Class A securities have been paid in full. Principal payments on the Excess Collateral will not begin until the Transfer Date immediately preceding the Distribution Date on which the Class B Invested Amount will be paid in full.

     Certain collections of principal receivables allocable to the Class B securities may be reallocated to cover amounts in respect of the Class A securities, and the Class B Invested Amount may be reduced if the Excess Collateral Amount is equal to zero. Similarly, certain collections of principal receivables allocable to the Excess Collateral may be reallocated to cover amounts in respect of the Class A securities and the Class B securities, and the Excess Collateral Amount may be reduced.

     To the extent any reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B securityholders, as well as the amounts available to be distributed with respect to interest on the Class B securities, will be reduced. To the extent any reduction in the Excess Collateral Amount is not reimbursed, the amount of principal distributable to the Excess Collateral holder, as well as the amounts available to be distributed with respect to interest on the Excess Collateral, will be reduced.

     In addition to being subject to reduction as described in "Description of Series Provisions--Subordination" and "--Redirected Principal Collections" in this prospectus supplement, if certain conditions are satisfied, the Excess Collateral Amount may be reduced to a minimum level with the consent of the Rating Agencies.

THE INTEREST RATE CAPS

     The transferor will obtain and at all times prior to and including the October 2006 Distribution Date maintain one or more interest rate caps whose notional amounts singly or taken as a group equal or exceed an amount equal to the product of (i) the Excess Collateral Initial Amount less the aggregate amount of principal payments made to the Excess Collateral holder and (ii) the Excess Collateral Notional Percentage. On each Distribution Date following the October 2006 Distribution Date until the interest rate caps terminate, the notional amount of the interest rate caps will reduce in an amount equal to the quotient of the initial notional amount for that interest rate cap divided by 8. The transferor will pledge to the trustee for the benefit of the Series 2001-4 securityholders all of the transferor's right, title and interest in and to the interest rate cap agreements and the interest rate caps arising thereunder, together with the cap proceeds account and all other proceeds of that account, as collateral security for the benefit of the Series 2001-4 securityholders. Pursuant to the interest rate caps, on each Transfer Date on which LIBOR for the related interest period exceeds 10.50%, the provider of the interest rate caps will make a payment to the trustee, on behalf of the trust, in an amount equal to the product of (i) such excess, (ii) the notional amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360.

     The interest rate caps will terminate on the June 2007 Distribution Date. However, the interest rate caps may be terminated at an earlier date if the trustee has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Rating Agencies, which in each case will not result in the reduction or withdrawal of the rating of the Series 2001-4 securities or the securities secured by the Excess Collateral.

     In the event that the rating of the interest rate cap provider is reduced or withdrawn, as specified in the interest rate caps, the servicer will use its best efforts either to obtain for each affected interest rate cap a replacement interest rate cap, at the expense of the interest rate cap provider, or to enter into an alternative arrangement satisfactory to the Rating Agencies.

     The trustee, on behalf of the trust, may sell all or a portion of an interest rate cap in an amount equal to the excess on such date of the notional amount over an amount not less than zero equal to the product of:

          (i) the Excess Collateral Initial Amount less the aggregate amount of principal payments made to the Excess Collateral holder times

          (ii) the Excess Collateral Notional Percentage, subject to (among other things) Rating Agency confirmation of the rating of the Class A securities and the Class B Securities and the securities secured by the Excess Collateral.

     Funds from any such sale will be applied as collections of principal receivables allocable in accordance with the allocations described below in"--Application of Collections--Payment of Principal." Each interest rate cap will provide for payments to the trustee and the trust's interest and those payments will be deposited into the cap proceeds account.

     The trustee will establish and maintain with a Qualified Institution in the name of the trust, for the benefit of the Series 2001-4 securityholders, a cap proceeds account, which is a segregated trust account into which all amounts paid pursuant to the interest rate caps or any alternative arrangement satisfactory to the Rating Agencies are deposited.

INTEREST RATE CAP PROVIDER

     The interest rate cap provider will be a third party cap provider having a short-term rating acceptable to the Rating Agencies. The initial interest rate cap provider is Bank of America, N.A. Following is a description of Bank of America, N.A., which has been provided by the interest rate cap provider. Neither the transferor nor the servicer makes any representation as to the accuracy or completeness of this information.

  Bank of America, N.A.

     Bank of America, N.A. ("BANK OF AMERICA") is a national banking association organized under the laws of the United States, and its principal executive offices are located in Charlotte, North Carolina. Bank of America is a wholly-owned indirect subsidiary of Bank of America Corporation and is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of June 30, 2001, Bank of America had consolidated assets of $564 billion, consolidated deposits of $384 billion and shareholder's equity of $51 billion based on regulatory accounting principles.

     Bank of America Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding Bank of America Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, together with any subsequent documents it filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     Moody's Investors Service, Inc. currently rates Bank of America's long-term certificates of deposit as "Aal" and short-term certificates of deposit as "P-1." Standard & Poor's Ratings Services currently rates Bank of America's long-term certificates of deposit as "AA-" and its short-term certificates of deposit as "A-1+." Further information with respect to these ratings may be obtained from Moody's and Standard & Poor's, respectively. No assurances can be given that the current ratings of Bank of America's instruments will be maintained.

     Bank of America will provide copies of the most recent Annual Report on Form 10-K of Bank of America Corporation and the publicly available portion of the most recent quarterly Call Report of Bank of America delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:

     Bank of America Corporate Communications
     Bank of America Corporate Center, 18th floor
     Charlotte, North Carolina 28255
     Attention: Corporate Communications

     The information contained in this subsection entitled "--Bank of America, N.A." relates to and has been obtained from Bank of America. The information concerning Bank of America Corporation and Bank of America contained herein is furnished solely to provide limited introductory information regarding Bank of America Corporation and Bank of America and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.

     The delivery hereof shall not create any implication that there has been no change in the affairs of Bank of America Corporation or Bank of America since the date hereof, or that the information contained or referred to in this subsection is correct as of any time subsequent to its date.

ALLOCATION PERCENTAGES

     During each Monthly Period, the servicer will allocate among the Invested Amount for Series 2001-4, the invested amount for each other series issued and outstanding and the interest of the transferor in the trust, all amounts collected on finance charge receivables, all amounts collected on principal receivables and the amount of all Defaulted Receivables.

  Floating Allocations

     Collections of finance charge receivables will be allocated prior to the commencement of an Early Amortization Period, collections of principal receivables will be allocated during the Revolving Period, and the amount of Defaulted Receivables will be allocated at all times, to the Invested Amount based on the Floating Percentage, which at all times equals the sum of the Class A Floating Percentage, the Class B Floating Percentage and the Excess Collateral Floating Percentage.

     The Invested Amount will, except as otherwise provided herein, increase up to the Full Invested Amount during the Funding Period, remain fixed at the Full Invested Amount during the Revolving Period and decline thereafter during any Early Amortization Period as principal is paid on the Series 2001-4 securities. The Invested Amount is subject to increase during the Funding Period to the extent amounts are withdrawn from the pre-funding account and paid to the transferor in connection with the addition of collections of principal receivables to the trust or, at the end of the Funding Period, deposited in the excess funding account.

     During the Revolving Period, all collections of principal receivables allocable to Series 2001-4 will be allocated and paid to the transferor, except for (a) collections applied as Redirected Principal Collections and (b) Shared Principal Collections for the benefit of the holders of securities of other series, if any, and (c) funds deposited in the excess funding account.

  Fixed/Floating Allocations

     On any Business Day during the Accumulation Period or the Early Amortization Period, collections of principal receivables will be allocated to the Invested Amount based on the Fixed/Floating Percentage.

     On and after the date on which a Pay Out Event is deemed to have occurred, collections of finance charge receivables will be allocated to the Invested Amount based on the Fixed/Floating Percentage. However, the numerator used in calculating the Fixed/Floating Percentage in this instance will be the Adjusted Invested Amount as of the end of the day preceding the date on which the Pay Out Event was deemed to have occurred.

     On and after the date on which a Defeasance occurs with respect to your series of securities, each of the allocation percentages described above (whether floating or fixed/floating) with respect to your series of securities will be zero. See "--Defeasance" below.

     All amounts collected on finance charge receivables, all amounts collected on principal receivables and the amount of all Defaulted Receivables will be allocated to the interest of the transferor in the trust based on the Transferor Percentage.

     As a result of the Floating Percentage, collections of finance charge receivables (prior to the commencement of the Early Amortization Period) and the portion of Defaulted Receivables allocated to the Invested Amount will change each Business Day based on the relationship of the Class A Adjusted Invested Amount, the Class B Invested Amount and the Excess Collateral Amount to the total amount of principal receivables and amounts on deposit in the excess funding account on the preceding Business Day. The numerator of the allocation percentage for collections of principal receivables allocable to the Invested Amount, however, will remain fixed during the Accumulation Period or the Early Amortization Period.

     Collections of principal receivables allocable to the Class B Invested Amount are subject to possible redirection for the benefit of the Class A Invested Amount and collections of principal receivables allocable to the Excess Collateral Amount are subject to possible redirection for the benefit of the Class A Invested Amount and the Class B Invested Amount. See "--Redirected Principal Collections" below.

REDIRECTED CASH FLOWS

     On each Business Day, to the extent that any amounts are on deposit in the excess funding account, the servicer will determine the amount, called the "NEGATIVE CARRY AMOUNT," if any, equal to the excess of:

          (a) the product of (i) the Base Rate, (ii) the amount on deposit in the excess funding account allocated to Series 2001-4 and (iii) the number of days elapsed since the previous Business Day divided by the actual number of days in that year, over

          (b) the aggregate amount of all earnings since the previous Business Day available from the Cash Equivalents in which funds on deposit in the excess funding account are invested.

The servicer will apply an amount equal to the lesser of (a) Transferor Finance Charge Collections on that Business Day, and (b) the Negative Carry Amount for that Business Day, in the manner specified for application of Available Series 2001-4 Finance Charge Collections.

     On each Distribution Date, the servicer will determine the amount, called the "REQUIRED AMOUNT," if any, by which the full amount to be paid pursuant to clauses (a) through (j) in "--Application of Collections--Payment of Fees, Interest and Other Items" below exceeds the portion of Available Series 2001-4 Finance Charge Collections and Transferor Finance Charge Collections, if any, applied to the payment of the amounts described in those clauses. To the extent of any Required Amount, the servicer will apply all or a portion of the Excess Finance Charge Collections of other series with respect to that Business Day allocable to the Series 2001-4 securities in an amount equal to the remaining Required Amount.

     Excess Finance Charge Collections from other series allocable to the Series 2001-4 securities for any Business Day will be equal to the product of:

          (a) Excess Finance Charge Collections available from all other series for that Business Day, and

          (b) a fraction, the numerator of which is the Required Amount for that Business Day (as reduced by amounts applied pursuant to the preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available collections of finance charge receivables for all series for that Business Day.

REDIRECTED PRINCIPAL COLLECTIONS

     On each Business Day, the servicer will determine the Class A Required Amount and the Class B Required Amount and will apply, or cause the trustee to apply, Redirected Excess Collateral Principal Collections, first to the components of the Class A Required Amount, and then to the components of the Class B Required Amount, in the same priority as those components are applied from Available Series 2001-4 Finance Charge Collections, as described under "--Application of Collections--Payment of Fees, Interest and Other Items" below.

     On each Business Day, the servicer will also apply, or cause the trustee to apply, Redirected Class B Principal Collections to the components of the Class A Required Amount in the same priority as those components are applied from Available Series 2001-4 Finance Charge Collections, as described under "--Application of Collections--Payment of Fees, Interest and Other Items" below.

     On each Distribution Date, the Excess Collateral Amount will be reduced by the amount of unreimbursed Redirected Principal Collections for the related Monthly Period. If any reduction would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Excess Collateral Amount would have been reduced below zero. In the event that the reallocation of principal collections would cause the Class B Invested Amount to be a negative number on any Distribution Date, the amount of Redirected Class B Principal Collections on that Distribution Date will be an amount not to exceed the amount which would cause the Class B Invested Amount to be reduced to zero.

APPLICATION OF COLLECTIONS

  Allocations

     Obligors make payments on the receivables to the servicer, who deposits all payments in the collection account no later than the second Business Day following the date of processing. On the day on which any deposit to the collection account is available, the servicer will make the deposits and payments to the accounts and parties as indicated below. However, for as long as Direct Merchants Bank or any affiliate of Direct Merchants Bank remains the servicer under the pooling and servicing agreement, the servicer may make those deposits and payments on the related Transfer Date in an aggregate amount equal to the net amount of deposits and payments which would have been made on a daily basis, if:

          (a) (i) the servicer provides to the trustee a letter of credit or other form of credit enhancement rated in the highest rating category by the Rating Agencies covering the risk of collection of the servicer and
     (ii) the transferor has not received a notice from any Rating Agency that making payments monthly rather than daily would result in the lowering of the Rating Agency's then-existing rating of any series of securities then outstanding, or

          (b) the servicer has and maintains a short-term credit rating of "P-1" by Moody's and "A-1" by Standard & Poor's.

     If clause (a) or clause (b) set forth above is satisfied, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each Transfer Date. In the event of the insolvency or bankruptcy of the servicer or, in certain circumstances, the lapse of certain time periods, the trust may not have a first-priority perfected security interest in those collections. In that event, the amount payable to you could be lower than the outstanding principal amount and accrued interest on the Series 2001-4 securities, resulting in losses to you. The servicer pays no fee to the trust or any securityholder for any use by the servicer of these collections.

     The servicer will withdraw the following amounts from the collection account for application on each Business Day as indicated:

          (a) an amount equal to the Transferor Percentage of the aggregate amount of collections of principal receivables will be paid to the transferor;

          (b) an amount equal to the Transferor Percentage of the aggregate amount of collections of finance charge receivables will be paid to the holder of the Exchangeable Transferor Security to the extent that those funds are not allocated to any series as set forth in the applicable supplement to the pooling and servicing agreement;

          (c) an amount equal to the sum of (i) prior to the occurrence of a Pay Out Event, the Floating Percentage, and on and after the occurrence of a Pay Out Event, the Fixed/Floating Percentage, of the sum of the aggregate amount of collections of finance charge receivables and the amount of Adjustment Payments made by the transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period, (ii) certain Transferor Finance Charge Collections allocable to Series 2001-4 and (iii) Excess Finance Charge Collections of other series allocable to Series 2001-4, will be allocated and paid as described below in "--Payment of Fees, Interest and Other Items";

          (d) during the Revolving Period, an amount equal to the Floating Percentage of collections of principal receivables (less the amount of those collections applied as Redirected Principal Collections) will be applied as Shared Principal Collections;

          (e) during the Accumulation Period or the Early Amortization Period, an amount equal to the Fixed/Floating Percentage of collections of principal receivables (less the amount of those collections applied as Redirected Principal Collections), any amount on deposit in the excess funding account allocated to Series 2001-4 and any amounts on deposit in the pre-funding account, any amounts to be paid in respect of the Series Default Amount, unpaid Adjustment Payments, Class A Charge-Offs, Class B Charge-Offs, Excess Collateral Charge-Offs and any amount of Shared Principal Collections allocated to the Class A securities, the Class B securities and the Excess Collateral on the related Business Day, up to (i) during the Accumulation Period, the Controlled Deposit Amount, or (ii) during the Early Amortization Period, the Invested Amount, will be deposited in the principal account;

          (f) Shared Principal Collections will be allocated to each outstanding series pro rata based on any shortfalls with respect to principal payments for any series which is in its amortization period, and then, at the option of the transferor, to make payments of principal with respect to any variable funding securities. The servicer will pay any remaining Shared Principal Collections on the related Business Day to the holder of the Exchangeable Transferor Security; and

          (g) Excess Finance Charge Collections will be allocated as set forth below in "--Payment of Fees, Interest and Other Items."

     Any Shared Principal Collections and other amounts described above as being payable to the transferor will not be paid to the transferor if the interest of the transferor in the trust on any date, after giving effect to the inclusion in the trust of all receivables on or prior to that date and the application of all prior payments to the transferor, does not exceed the Minimum Transferor Interest. Any amounts otherwise payable to the transferor, together with any Adjustment Payments, as described below, will be deposited into and held in the excess funding account, and on the date that an accumulation period or early amortization period begins with respect to any series, those amounts will be deposited in the principal account of that series to the extent specified in the related supplement to the pooling servicing agreement, until the applicable principal account of that series has been funded in full or the holders of securities of that series have been paid in full. See "Description of the Securities--Excess Funding Account" in the attached prospectus.

     On each Business Day the transferor, at its discretion, will direct that amounts on deposit in the payment reserve account be (a) retained in that account, (b) applied as Available Series 2001-4 Finance Charge Collections or
(c) paid to the Excess Collateral holder.

  Payment of Fees, Interest and Other Items

     On each Business Day during a Monthly Period, the servicer will determine the amount of Available Series 2001-4 Finance Charge Collections and will apply that amount, after taking into account deposits or payments made in respect of the item identified on each previous Business Day during that Monthly Period, in the following priority:

          (a) an amount equal to (i) the Class A Monthly Interest, plus (ii) the amount of any Class A Monthly Interest previously due but not deposited in the interest funding account in prior Monthly Periods, plus (iii) any additional interest (to the extent permitted by applicable law) at the Class A Interest Rate with respect to interest amounts that were due but not paid in a prior Monthly Period, will be deposited in the interest funding account;

          (b) an amount equal to (i) the Class B Monthly Interest, plus (ii) the amount of any Class B Monthly Interest previously due but not deposited in the interest funding account in prior Monthly Periods, plus (iii) any additional interest (to the extent permitted by applicable law) at the Class B Interest Rate with respect to interest amounts that were due but not paid in a prior Monthly Period, will be deposited in the interest funding account;

          (c) an amount equal to (i) the Excess Collateral Minimum Monthly Interest, plus (ii) the amount of any Excess Collateral Minimum Monthly Interest previously due but not distributed to the Excess Collateral holder in prior Monthly Periods, will be distributed to the Excess Collateral holder;

          (d) an amount equal to (i) the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the servicer, plus (ii) any prior Monthly Servicing Fee that was due but not previously paid to the servicer, will be distributed to the servicer;

          (e) an amount equal to the lesser of:

             (i) the sum of (A) any Available Series 2001-4 Finance Charge Collections remaining and (B) if that Business Day is a Default Recognition Date, an amount equal to the aggregate amount received by the transferor on each prior Business Day during the related Monthly Period that is to be treated as "TRANSFEROR RETAINED FINANCE CHARGE COLLECTIONS" in accordance with an agreement between the transferor and the Excess Collateral holder relating to the transfer of the Excess Collateral to the Excess Collateral holder, and

             (ii) the sum of (A) the aggregate Series Default Amount for the related Business Day and (B) the unpaid Series Default Amount for any prior Business Day during the then current Monthly Period, will be (1) during the Revolving Period, treated as Shared Principal Collections and (2) during the Accumulation Period and the Early Amortization Period, treated as Available Series 2001-4 Principal Collections for the benefit of the Series 2001-4 securities;

          (f) an amount equal to the Series 2001-4 Percentage of any Adjustment Payment which the transferor is required but fails to make will be (i) during the Revolving Period, treated as Shared Principal Collections, and
     (ii) during the Accumulation Period and the Early Amortization Period, treated as Available Series 2001-4 Principal Collections for the benefit of the Series 2001-4 securities;

          (g) an amount equal to unreimbursed Class A Charge-Offs, if any, will be applied to reimburse Class A Charge-Offs and (i) during the Revolving Period, be treated as Shared Principal Collections, and

     (ii) during the Accumulation Period and the Early Amortization Period, be treated as Available Series 2001-4 Principal Collections for the benefit of the Series 2001-4 securities;

          (h) an amount equal to the unreimbursed amount by which the Class B Invested Amount has been reduced pursuant to clauses (c) and (d) of that definition on prior Business Days, if any, will be applied to reimburse any reduced amount and (i) during the Revolving Period, be treated as Shared Principal Collections, and (ii) during the Accumulation Period and the Early Amortization Period, be treated as Available Series 2001-4 Principal Collections for the benefit of the Series 2001-4 securities;

          (i) an amount equal to the unreimbursed amount by which the Excess Collateral Amount has been reduced pursuant to clauses (c) and (d) of that definition on prior Business Days, if any, will be applied to reimburse any reduced amount, and (i) during the Revolving Period, be treated as Shared Principal Collections, and (ii) during the Accumulation Period and the Early Amortization Period, be treated as Available Series 2001-4 Principal Collections for the benefit of the Series 2001-4 securities;

          (j) on and after the Reserve Account Funding Date, but prior to the date on which the accumulation period reserve account terminates, an amount equal to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited in the accumulation period reserve account; and

          (k) any Available Series 2001-4 Finance Charge Collections remaining will be distributed to the Excess Collateral holder.

     On each Business Day during a Monthly Period, any amount received by the trustee pursuant to the transfer and administration agreement for deposit in the payment reserve account will be deposited in the payment reserve account. Additionally, on each Business Day during a Monthly Period, any amount received by the trustee pursuant to the transfer and administration agreement (a) to cover shortfalls, if any, in amounts payable from finance charge collections to securityholders of other series, will be applied as Excess Finance Charge Collections and (b) to pay the reasonable costs and expenses of a successor servicer, will be paid to the successor servicer.

     Notwithstanding the foregoing, if on any Default Recognition Date the sum of (i) the amount of Available Series 2001-4 Finance Charge Collections (including any amounts on deposit in the payment reserve account) remaining after application pursuant to clause (d) above and (ii) Transferor Retained Finance Charge Collections, is less than the amount of the aggregate Series Default Amount for the related Business Day, the servicer will apply (a) amounts deposited in the accumulation period reserve account during the then current Monthly Period and (b) any amount distributed to the trustee pursuant to the transfer and administration agreement for application in accordance with the instructions of the servicer in respect of the shortfall, in accordance with clause (e) above to the extent of the shortfall.

     On each Transfer Date, all investment income (net of investment losses and expenses) on funds on deposit in the principal funding account, the principal account, the pre-funding account, the funding period reserve account and the accumulation period reserve account will be applied as if those amounts were Available Series 2001-4 Finance Charge Collections on the last Business Day of the preceding Monthly Period.

  Payment of Principal

     On each Business Day during the Revolving Period, the trustee, acting in accordance with instructions from the servicer, will treat the amount described above in clause (d) of "--Allocations" as Shared Principal Collections which will be applied as described above in clause (f) of "--Allocations."

     On each Transfer Date during the Accumulation Period and the Early Amortization Period, the trustee, acting in accordance with instructions from the servicer, will apply collections of principal receivables on deposit in the principal account in the following priority:

          (a) an amount equal to the Class A Principal will be deposited on each Transfer Date in the principal funding account for distribution to the Class A securityholders on the Class A Expected Final

     Payment Date (during the Accumulation Period) or distributed to the Class A securityholders on each Distribution Date until the Class A Invested Amount is paid in full (during the Early Amortization Period);

          (b) for each Transfer Date after the Class A Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date during the Early Amortization Period), an amount equal to the Class B Principal will be distributed to the Class B securityholders on each Distribution Date until the Class B Invested Amount is paid in full;

          (c) for each Transfer Date after the Class B Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Excess Collateral Monthly Principal will be distributed to the Excess Collateral holder on each Transfer Date until the Excess Collateral Amount is paid in full; and

          (d) on each Transfer Date with respect to the Accumulation Period, the balance of Available Series 2001-4 Principal Collections not applied pursuant to (a) through (c) above, if any, on each Transfer Date during the Accumulation Period and the Early Amortization Period will be treated as Shared Principal Collections and applied as described above in clause (f) of "--Allocations."

     In addition to being subject to reduction as described in "Description of Series Provisions--Subordination" and "--Redirected Principal Collections" in this prospectus supplement, if certain conditions are satisfied the Excess Collateral Amount may be reduced to a minimum level with the consent of the Rating Agencies.

COVERAGE OF INTEREST SHORTFALLS

     To the extent of any shortfall in the amount of Available Series 2001-4 Finance Charge Collections due to the accumulation of principal in the excess funding account, Transferor Finance Charge Collections will be made available to cover the Negative Carry Amount.

     Excess Finance Charge Collections available from any series will be applied to cover any shortfalls with respect to amounts payable from collections of finance charge receivables allocable to any other series pro rata based upon the amounts of the shortfalls, if any, with respect to those series. Any Excess Finance Charge Collections arising from Available Series 2001-4 Finance Charge Collections and remaining after covering shortfalls with respect to all outstanding series during a Monthly Period will be paid to the successor servicer, if any, to cover certain costs and expenses, and then to the Excess Collateral holder.

SHARED PRINCIPAL COLLECTIONS

     Shared Principal Collections may be applied to cover principal payments due to or for the benefit of securityholders of another series, including principal payments which the transferor elects to make with respect to any variable funding securities. Any redirection of collections of principal receivables will not result in a reduction in the invested amount of any series. In addition, collections of principal receivables and certain other amounts initially applied for the benefit of other series, to the extent not needed to make payments to the securityholders of those series, may be applied to cover principal payments due to or for the benefit of the holders of the Series 2001-4 securities. See "--Application of Collections" above and "Description of the Securities--Application of Collections" and "--Shared Principal Collections" in the attached prospectus.

DEFAULTED RECEIVABLES; DILUTION

     Receivables in Defaulted Accounts are charged off as uncollectible in accordance with the servicer's customary and usual servicing procedures and the Credit and Collection Policy. See "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus and "Trust Credit Card Portfolio--Delinquency and Loss Experience" in this prospectus supplement. On each Business Day, the servicer will allocate to the Series 2001-4 securityholders the Series Default Amount.

     If on any Business Day the servicer records a Dilution, then the amount of the interest of the transferor in the trust will be reduced, on a net basis, by the amount of the Dilution on that Business Day. In the event the interest of the transferor in the trust would be reduced below the Minimum Transferor Interest, the transferor will be required to pay to the servicer out of its own funds, for deposit into the excess funding account, an "ADJUSTMENT PAYMENT" equal to the amount by which the interest of the transferor in the trust would have been reduced below the Minimum Transferor Interest. If the transferor fails to make all or a portion of this Adjustment Payment, the Series 2001-4 Percentage of the unpaid Adjustment Payment will be allocated to Series 2001-4, to be paid from Available Series 2001-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections designated for that purpose. To the extent that those amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to Series 2001-4, there will be an Investor Charge-Off as described below.

INVESTOR CHARGE-OFFS

     If, on any Determination Date, the aggregate Series Default Amount and the Series 2001-4 Percentage of the unpaid Adjustment Payments, if any, for each Business Day in the preceding Monthly Period exceed:

          (a) the aggregate amount of Available Series 2001-4 Finance Charge Collections applied to cover these amounts, as described above in clauses
     (e) and (f) of "--Application of Collections--Payment of Fees, Interest and Other Items,"

          (b) the amount of Transferor Finance Charge Collections and Excess Finance Charge Collections allocated to cover these amounts, as described above in "--Redirected Cash Flows,"

          (c) the amount of Redirected Principal Collections allocated to cover these amounts, as described above in "--Redirected Principal Collections," and

          (d) the amount of investment income (net of investment losses and expenses) on funds on deposit in the principal funding account, investment income (net of investment losses and expenses) on funds on deposit in the pre-funding account, any amounts withdrawn from the funding period reserve account and any amounts withdrawn from the accumulation period reserve account allocated to cover these amounts, then the Excess Collateral Amount (following reduction for any Redirected Principal Collections to be applied on the related Distribution Date) will be reduced by the aggregate amount of the excess, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2001-4 Percentage of unpaid Adjustment Payments for that preceding Monthly Period. This reduction in the Excess Collateral Amount is called an "EXCESS COLLATERAL CHARGE-OFF."

     The Excess Collateral Amount will be subsequently increased (but not by more than the unpaid principal balance of the Excess Collateral) on any Business Day by the amounts allocated and available for that purpose as described above under clause (i) of "--Application of Collections--Payment of Fees, Interest and Other Items."

     If any reduction of the Excess Collateral Amount would cause the Excess Collateral Amount to be a negative number, the Excess Collateral Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount, called a "CLASS B CHARGE-OFF," of this excess. The Class B Invested Amount cannot be reduced by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2001-4 Percentage of unpaid Adjustment Payments with respect to the related Monthly Period. Any Class B Charge-Off will have the effect of slowing or reducing the return of principal to the Class B securityholders.

     The Class B Invested Amount will be subsequently increased (but not by more than the unpaid principal balance of the Class B securities) on any Business Day by the amounts allocated and available for that purpose as described above under clause (h) of "--Application of Collections--Payment of Fees, Interest and Other Items."

     If any reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount, called a "CLASS A CHARGE-OFF," of this excess. The Class A Invested Amount cannot be reduced by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2001-4 Percentage of unpaid Adjustment Payments with respect to the related Monthly Period. Any Class A Charge-Off will have the effect of slowing or reducing the return of principal to the Class A securityholders.

     The Class A Invested Amount will be subsequently increased (but not by more than the unpaid principal balance of the Class A securities) on any Business Day by the amounts allocated and available for that purpose as described above under clause (g) of "--Application of Collections--Payment of Fees, Interest and Other Items."

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Series 2001-4 supplement to the pooling and servicing agreement, the servicer will establish and maintain a principal funding account with a Qualified Institution as a segregated trust account held for the benefit of the Series 2001-4 securityholders. During the Accumulation Period, the trustee at the direction of the servicer will transfer collections of principal receivables (other than Redirected Principal Collections) and Shared Principal Collections from other series, if any, allocated to the Series 2001-4 securities as described above under "--Application of Collections" from the principal account to the principal funding account.

     Funds on deposit in the principal funding account will be invested by the trustee at the direction of the servicer in Cash Equivalents maturing no later than the following Transfer Date. During the Accumulation Period, investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account will be applied on each Transfer Date to the extent of the Covered Amount as if those amounts were Available Series 2001-4 Finance Charge Collections on the last Business Day of the preceding Monthly Period. If, for any interest period, the principal funding account investment earnings are less than an amount equal to the Covered Amount, the amount of that deficiency will be paid from the accumulation period reserve account to the extent of the Available Reserve Account Amount and applied on the applicable Transfer Date as if that amount were Available Series 2001-4 Finance Charge Collections on the last Business Day of the preceding Monthly Period.

ACCUMULATION PERIOD RESERVE ACCOUNT

     Pursuant to the Series 2001-4 supplement to the pooling and servicing agreement, the servicer will establish and maintain the accumulation period reserve account with a Qualified Institution as a segregated trust account held for the benefit of the Series 2001-4 securityholders. The accumulation period reserve account is established to assist with the subsequent distribution of interest on the Series 2001-4 securities during the Accumulation Period. On each Business Day from and after the Reserve Account Funding Date, but prior to the termination of the accumulation period reserve account, the trustee, acting pursuant to the servicer's instructions, will apply Available Series 2001-4 Finance Charge Collections allocated to the Series 2001-4 securities as described above under "--Application of Collections--Payment of Fees, Interest and Other Items" to increase the amount on deposit in the accumulation period reserve account (if the amount on deposit is less than the Required Reserve Account Amount).

     Unless the accumulation period reserve account has been terminated as described below, all amounts on deposit in the accumulation period reserve account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the accumulation period reserve account to be made on that Transfer Date) will be invested by the trustee at the direction of the servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on those investments will be retained in the accumulation period reserve account (if the amount on deposit is less than the Required Reserve Account Amount) or applied on each Transfer Date as if those amounts were Available Series 2001-4 Finance Charge Collections on the last day of the preceding Monthly Period.

     On or before each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Early Amortization Period, a withdrawal will be made from the accumulation period reserve account. The amount of that withdrawal will be applied as if it were Available Series 2001-4 Finance Charge Collections on the last day of the preceding Monthly Period in an amount equal to the lesser of:

          (a) the Available Reserve Account Amount with respect to the related Transfer Date, and

          (b) the amount, if any, by which (i) the Covered Amount exceeds (ii) the investment earnings (net of losses and investment expenses), if any, in the principal funding account for the related Transfer Date.

     The accumulation period reserve account will be terminated following the earliest to occur of:

          (a) the termination of the trust pursuant to the pooling and servicing agreement;

          (b) the date on which the Class A Invested Amount is paid in full;

          (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Series 2001-4 securities; and

          (d) if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Early Amortization Period and the Class A Expected Final Payment Date.

Upon the termination of the accumulation period reserve account, all amounts on deposit in that account (after giving effect to any withdrawals on that date as described above) will be applied as if they were Available Series 2001-4 Finance Charge Collections.

PAIRED SERIES

     Subject to the satisfaction of the Rating Agency Condition, prior to the commencement of the Early Amortization Period the Series 2001-4 securities may be paired with one or more other series or a portion of one or more other series issued by the trust. Each paired series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of the paired series and primarily from the proceeds of the sale of the paired series or will have a variable principal amount. Any pre-funding account will be held for the benefit of the paired series and not for the benefit of the Series 2001-4 securityholders. As amounts are deposited in the principal funding account either:

          (a) in the case of a pre-funded paired series, an equal amount of funds on deposit in any pre-funding account for the pre-funded paired series will be released (and those funds will be distributed to the transferor), or

          (b) in the case of a paired series having a variable principal amount, an interest in the variable paired series in an equal or lesser amount may be sold by the trust (and the proceeds of that sale will be distributed to the transferor).

In either case, the invested amount in the trust of the paired series will increase by up to a corresponding amount.

     Upon payment in full of the Series 2001-4 securities, assuming that there have been no unreimbursed charge-offs with respect to any related paired series, the aggregate invested amount of the related paired series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Series 2001-4 securityholders.

     The issuance of a paired series will be subject to the conditions described under "Description of the Securities--New Issuances" in the attached prospectus. We cannot assure you, however, that the terms of any paired series might not have an impact on the timing or amount of payments received by a Series 2001-4 securityholder. In particular, the denominator of the Fixed/Floating Percentages for the Class A securities and the Class B securities may be increased upon the occurrence of a Pay Out Event with respect to a paired series resulting in a possible reduction of the percentage of collections of principal receivables and collections of finance charge receivables allocated to Series 2001-4 if any event required reliance by Series 2001-4 on clause (b) of the denominator of the applicable Fixed/Floating Percentages and, in the case of principal collections, allowed payment of principal at that time to the paired series. See "--Allocation Percentages" above.

DEFEASANCE

     On the date that the following conditions have been satisfied:

          (a) the transferor has deposited (i) in the principal funding account an amount equal to the sum of the outstanding principal balance of the Class A securities, to be invested in Cash Equivalents, (ii) in the principal account an amount equal to the sum of the outstanding principal balances of the Class B securities and the Excess Collateral, and (iii) in the accumulation period reserve account an amount equal to or greater than the accrued and unpaid interest on the Series 2001-4 securities through the day preceding the date on which a Defeasance occurs;

          (b) the transferor has delivered to the trustee an opinion of counsel to the effect that the deposits and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and an opinion of counsel to the effect that following the deposit none of the trust, the accumulation period reserve account or the principal funding account will be deemed to be an association (or publicly traded partnership) taxable as a corporation;

          (c) the transferor has delivered to the trustee a certificate of an officer of the transferor stating that the transferor reasonably believes that such deposit and termination of its obligations will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; and

          (d) a Ratings Event will not occur as a result of those events;

then, the Series 2001-4 securities will no longer be entitled to the security interest of the trust in the receivables and, except for those assets described in clause (a) above, other trust assets (called "DEFEASANCE"), and the percentages applicable to the allocation to the Series 2001-4 securityholders of collections of principal receivables, collections of finance charge receivables and amounts of Defaulted Receivables will be reduced to zero.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     The Class A securities, the Class B securities and the Excess Collateral will be subject to optional repurchase by the transferor (so long as the transferor is the servicer or an affiliate of the servicer) on any Distribution Date if on that date the sum of the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount would be reduced to an amount less than or equal to 10% of the Initial Invested Amount and if certain additional conditions set forth in the pooling and servicing agreement are satisfied. The repurchase price will be equal to the unpaid Invested Amount plus accrued and unpaid interest on the Series 2001-4 securities, in each case after giving effect to any payments on that date. In each case, interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

     The Series 2001-4 securities will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Series 2001-4 securityholders, whether as a result of optional reassignment to the transferor or otherwise. Unless previously terminated as described above, the final distribution of principal and interest on the Series 2001-4 securities will be made on the Series 2001-4 Termination Date, except as described below.

     If the Invested Amount is greater than zero on the Series 2001-4 Termination Date, exclusive of any class held by the transferor, then the trustee will sell or cause to be sold (and apply the proceeds first to the Class A securities until paid in full, then to the Class B securities until paid in full, and then to the Excess Collateral to the extent necessary to pay any remaining amounts to all Series 2001-4 securityholders pro rata within each class as final payment of the Series 2001-4 securities) interests in the receivables or certain receivables, as specified in the pooling and servicing agreement and the Series 2001-4 supplement, in an amount up to 110% of the Invested Amount at the close of business on that date (but not more than the total amount of receivables allocable to the Series 2001-4 securities in accordance with the pooling and servicing agreement). If the sale contemplated by the preceding sentence has not occurred by the Series 2001-4 Termination Date, the affected Series 2001-4 securityholders will continue to be entitled to receive proceeds of the sale when it occurs. The net proceeds of the sale and any collections on the receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Series 2001-4 securities, will be paid on the Series 2001-4 Termination Date, first to the Class A securityholders until the Class A Invested Amount is paid in full, then to the Class B securityholders until the Class B Invested Amount is paid in full, and then to the Excess Collateral holder until the Excess Collateral Amount is paid in full.

     Unless the servicer and the holder of the Exchangeable Transferor Security instruct the trustee otherwise, the trust will terminate on the earlier of:

          (a) the day after the Distribution Date following the date on which funds have been deposited in the distribution account for the payment to securityholders sufficient to pay in full the aggregate investor interest of all series outstanding plus interest thereon at the applicable interest rates to that next Distribution Date, and

          (b) a date which will not be later than May 26, 2095.

Once the trust has terminated and the Exchangeable Transferor Security has been surrendered, the trustee will convey to the holder of the Exchangeable Transferor Security all right, title and interest of the trust in and to the receivables and other funds of the trust, other than funds on deposit in the distribution account and other similar bank accounts of the trust with respect to any series.

PAY OUT EVENTS

     As described above, the Revolving Period will continue until the commencement of the Accumulation Period, unless a Pay Out Event occurs prior to that date. A "Pay Out Event" refers to any of the following events:

          (a) failure on the part of the transferor:

             (i) to make any payment or deposit on the date required under the pooling and servicing agreement (or within the applicable grace period which will not exceed five Business Days);

             (ii) to perform in all material respects the transferor's covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any receivable in the trust portfolio; or

             (iii) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the pooling and servicing agreement or the purchase agreement with Metris Companies Inc., which failure has a material adverse effect on the Series 2001-4 securityholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, which has been given to the transferor by the trustee, or to the transferor and the trustee by the Series 2001-4 securityholders representing more than 50% of the Invested Amount and continues to materially and adversely affect the interests of the Series 2001-4 securityholders during that period;

          (b) any representation or warranty made by the transferor in the pooling and servicing agreement proves to have been incorrect in any material respect when made, and as a result the interests of the Series 2001-4 securityholders are materially adversely affected, and the representation or warranty continues to be incorrect for 60 days after written notice and the interests of the Series 2001-4 securityholders continue to be materially adversely affected during that period; provided, however, that a Pay Out Event will not be deemed to occur under the pooling and servicing agreement if the transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during that period (or any longer period as the trustee may specify) in accordance with the provisions of the pooling and servicing agreement;

          (c) certain events of bankruptcy or insolvency relating to the transferor, Direct Merchants Bank or Metris Companies Inc.;

          (d) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average Base Rates for those same three consecutive Monthly Periods;

          (e) the trust becomes subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (f) (i) the interest of the transferor in the trust is less than the Minimum Transferor Interest, (ii) (A) the sum of the amount on deposit in the pre-funding account plus the Series 2001-4 Percentage of the sum of the total amount of principal receivables plus amounts on deposit in the excess funding account is less (B) than the sum of the aggregate outstanding principal amounts of the Class A securities, the Class B securities and the Excess Collateral, (iii) the total amount of principal receivables and the amounts on deposit in the excess funding account, the pre-funding account, the principal account and the principal funding account is less than the Minimum Aggregate Principal Receivables or (iv) the Retained Percentage is equal to or less than 2%, in each case as of any Determination Date;

          (g) the occurrence of any Servicer Default which would have a material adverse effect on the Series 2001-4 securityholders; or

          (h) the failure of any interest rate cap provider to make any payment required under an interest rate cap within 30 days of the due date of that payment.

     In the case of any event described in clause (a), (b), or (g) above, a Pay Out Event will be deemed to have occurred with respect to the Series 2001-4 securities only if, after any applicable grace period, the Series 2001-4 securityholders evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the trustee, the transferor and the servicer, declare that a Pay Out Event has occurred with respect to the Series 2001-4 securities as of the date of the notice. In the case of any event described in clause (c) or (e) above, a Pay Out Event with respect to all series then outstanding, and in the case of any event described in clause (d), (f) or
(h) a Pay Out Event with respect only to the Series 2001-4 securities, will be deemed to have occurred without any notice or other action on the part of the trustee or the Series 2001-4 securityholders or all securityholders, as appropriate, immediately upon the occurrence of that event.

     On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In that event, distributions of principal to the Series 2001-4 securityholders will begin on the first Distribution Date following the month in which the Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Series 2001-4 securityholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life and maturity of the Series 2001-4 securities.

     In addition to the consequences of a Pay Out Event discussed above, if an Insolvency Event occurs, the transferor will immediately cease to transfer principal receivables to the trust and will promptly give notice to the trustee of the Insolvency Event. If an Insolvency Event or a Trigger Event occurs, the pooling and servicing agreement and the trust will be terminated, and within 15 days of notice to the trustee, the trustee will publish a notice of the Insolvency Event or Trigger Event, stating that the trustee intends to sell, dispose of, or otherwise liquidate the Receivables. With respect to each series outstanding at that time (or, if any outstanding series has more than one class, of each class of such series excluding any class or portion of a class held by the transferor), unless otherwise instructed within a specified period by securityholders representing undivided interests aggregating more than 50% of the invested amount of any series (or class excluding any class or portion of a class held by the transferor) and the holders of any Supplemental Securities or any other interest in the Exchangeable Transferor Security other than the transferor, the trustee will use its best efforts to sell, dispose of, or otherwise liquidate the portion of the receivables in the trust portfolio allocable to the series that did not vote to continue the trust in accordance with the pooling and servicing agreement through the solicitation of competitive bids and on terms equivalent to the best purchase offer, as determined by the trustee. The proceeds from the sale, disposition or liquidation of the receivables will be treated as collections of the receivables allocable to the applicable Series 2001-4 securityholders and will be distributed to the applicable Series 2001-4 securityholders as provided above in "--Application of Collections."

     If the only Pay Out Event to occur is either the bankruptcy or insolvency of the transferor or the appointment of a bankruptcy trustee or receiver for the transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the receivables and the early retirement of the Series 2001-4 securities.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the Monthly Servicing Fee. The Monthly Servicing Fee will be funded from finance charge collections allocated to the Series 2001-4 securityholders, and will be paid from the amount so allocated and on deposit in the collection account. See "--Application of Collections--Payment of Fees, Interest and Other Items" above and "Description of the Securities--Application of Collections" in the attached prospectus. The remainder of the servicing fee will be allocable to the interest of the transferor in the trust and the investor interests of other series. Neither the trust nor the Series 2001-4 securityholders will have any obligation to pay any portion of the servicing fee.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables in the trust portfolio including, without limitation, payment of the fees and disbursements of the trustee and independent certified public accountants and other fees which are not expressly stated in the pooling and servicing agreement to be payable by the trust or the Series 2001-4 securityholders other than federal, state and local income and franchise taxes, if any, of the trust.

REPORTS TO SECURITYHOLDERS

     On or after each Distribution Date, the trustee will forward to each Series 2001-4 securityholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Securities--Reports to Securityholders" in the attached prospectus. In addition, the statement will include (a) the amount, if any, withdrawn from the principal funding account for the related Transfer Date, (b) the interest of the transferor in the trust, if any, for the related Transfer Date, (c) the Pre-Funded Amount and (d) the aggregate notional amount of the interest rate caps and the amount deposited in the cap proceeds account during the related Monthly Period. If definitive securities are issued, notices to Series 2001-4 securityholders will also be given by mail to their addresses as they appear on the register maintained by the trustee.

                        LISTING AND GENERAL INFORMATION

     We will attempt to apply to have the Class A securities and the Class B securities listed on the Luxembourg Stock Exchange. We cannot assure you that the application will be accepted or that the Class A securities and the Class B securities will be listed on the Luxembourg Stock Exchange or any other stock exchange or, if so listed, when the listing would occur. Purchasers of the Class A securities and the Class B securities should not rely upon the Class A securities and the Class B securities being listed on the Luxembourg Stock Exchange or any other stock exchange. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the Class A securities and the Class B securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number
(352) 42 12 21, to determine whether our listing application has been accepted and whether the Class A securities and the Class B securities are listed on the Luxembourg Stock Exchange. If the listing application is accepted, the Certificate of Incorporation and By-laws of Metris Receivables, Inc., as well as legal notice relating to the issuance of the Class A securities and the Class B securities will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. If the Class A securities and the Class B securities are listed, trading of the Class A securities and the Class B securities may be effected on the

Luxembourg Stock Exchange. The Class A securities and the Class B securities have been accepted for clearance through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System.

     The transactions contemplated in this prospectus supplement were authorized by resolutions adopted by Metris Receivables, Inc.'s Board of Directors on April 16, 2001.

     If the Class A securities and the Class B securities are listed on the Luxembourg Stock Exchange, copies of the pooling and servicing agreement, the Series 2001-4 supplement, the annual report of independent certified public accountants described in "Description of the Securities--Evidence as to Compliance" in the attached prospectus, the documents listed under "Where You Can Find More Information" and the reports to Series 2001-4 securityholders referred to under "Reports to Securityholders" and "Description of the Securities--Reports to Securityholders" in the attached prospectus will be available free of charge at the office of Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the Class A securities and the Class B securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg. Financial information regarding the transferor is included in the consolidated financial statements of Metris Companies Inc. in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, also available at the office of the listing agent in Luxembourg. For so long as the Class A securities and the Class B securities are outstanding and are listed on the Luxembourg Stock Exchange, copies of each Annual Report on Form 10-K for subsequent fiscal years will also be available at the office of the listing agent in Luxembourg.

     The transferor confirms that there has been no material adverse change in the performance of the trust since August 31, 2001, the date of the information with respect to the trust set forth in this prospectus supplement under "The Receivables."

     If the Class A securities and the Class B securities are listed on the Luxembourg Stock Exchange and definitive securities are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg transfer agent, the Luxembourg paying agent will be appointed as a transfer agent.

     The pooling and servicing agreement provides that the trustee will pay to the transferor upon request any monies held by the trustee for the payment of principal and interest which remains unclaimed for two years. After payment to the transferor, Series 2001-4 securityholders entitled to the money must look to the transferor for payment as general creditors unless an abandoned property law designates otherwise.

     The Series 2001-4 securities, the pooling and servicing agreement and the Series 2001-4 supplement are governed by the laws of the State of Delaware.

                              ERISA CONSIDERATIONS

     Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code, prohibit Plans from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and
Section 4975 of the Internal Revenue Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

CLASS A SECURITIES AND CLASS B SECURITIES

     The underwriters of the Series 2001-4 securities do not expect that the Class A securities or the Class B securities, in either case, will be held by at least 100 independent investors and, therefore, do not expect that the Class A securities or the Class B securities will qualify as "publicly-offered securities" under the plan asset regulation. Accordingly, neither the Class A securities nor the Class B securities may be acquired by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to
Section 4975 of the Internal Revenue Code or

(c) any entity whose underlying assets include "plan assets" under the plan asset regulation by reason of any such plan's investment in the entity. By its acceptance of a Class A or a Class B security, each Class A securityholder or Class B securityholder, as applicable, will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated October 11, 2001 among Metris Receivables, Inc., Metris Companies Inc. and the underwriters named below, Metris Receivables, Inc. has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the securities set forth opposite its name:

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                                CLASS A
CLASS A UNDERWRITERS                                           SECURITIES
--------------------                                          ------------
Deutsche Banc Alex. Brown Inc. .............................  $200,928,000
Banc of America Securities LLC .............................    43,000,000
Barclays Capital Inc. ......................................    43,000,000
First Union Securities, Inc. ...............................    43,000,000
J.P. Morgan Securities Inc. ................................    43,000,000
                                                              ------------
          Total.............................................  $372,928,000
                                                              ============

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                                CLASS B
CLASS B UNDERWRITERS                                          SECURITIES
--------------------                                          -----------
Deutsche Banc Alex. Brown Inc. .............................  $49,798,000
Banc of America Securities LLC .............................   16,500,000
                                                              -----------
          Total.............................................  $66,298,000
                                                              ===========

     In the underwriting agreement, the underwriters of the Class A securities have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A securities offered hereby if any of the Class A securities are purchased. In the underwriting agreement, the underwriters of the Class B securities have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B securities offered hereby if any of the Class B securities are purchased.

     The Class A underwriters propose initially to offer the Class A securities to the public at 100.00% of their principal amount and to certain dealers at such price less concessions not in excess of 0.138% of the principal amount of the Class A securities. The Class A underwriters may allow, and such dealers may reallow, concessions not in excess of 0.100% of the principal amount of the Class A securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

     The Class B underwriters propose initially to offer the Class B securities to the public at 100.00% of their principal amount and to certain dealers at such price less concessions not in excess of 0.165% of the principal amount of the Class B securities. The Class B underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class B securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

     Metris Receivables, Inc. will receive proceeds of approximately $438,185,947 from the sale of the Class A securities and the Class B securities (representing 99.770% of the principal amount of each Class A security and 99.725% of the principal amount of each Class B security) after paying the underwriting discount of $1,040,053 (representing 0.230% of the principal amount of each Class A security and 0.275% of the principal amount of each Class B security). Additional offering expenses are estimated to be approximately $865,000.

     Each underwriter has represented and agreed that:

          (a) it only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A securities and the Class B securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on;

          (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Class A securities and the Class B securities in, from or otherwise involving the United Kingdom; and

          (c) if the underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in
     Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     Metris Receivables, Inc. and Metris Companies Inc. will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

     Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, as amended:

     - over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position;

     - stabilizing transactions, which permit bids to purchase the Class A securities and the Class B securities so long as the stabilizing bids do not exceed a specified maximum; and

     - syndicate covering transactions, which involve purchases of the Class A securities and the Class B securities in the open market after the distribution has been completed to cover syndicate short positions.

Over-allotment transactions, stabilizing transactions and syndicate covering transactions may cause prices of the Class A securities and the Class B securities to be higher than they would otherwise be in the absence of such transactions. Neither the trust nor any of the underwriters represent that the underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

     In the ordinary course of business, one or more of the underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with Metris Companies Inc. and its affiliates. As discussed under "Use of Proceeds," a portion of the net proceeds of the sale of the Class A securities and the Class B securities will be used to repay all or a portion of the principal of the Series 2001-A Variable Funding Securities. Certain classes of the Series 2001-A Variable Funding Securities are held by one or more conduit investors for which Deutsche Bank AG, New York Branch, an affiliate of Deutsche Banc Alex. Brown Inc., provides liquidity lines and acts as administrator. Deutsche Banc Alex. Brown Inc. is one of the underwriters of the Class A securities and the Class B securities.

                           GLOSSARY OF DEFINED TERMS

     Many of the terms defined below contain terms defined elsewhere in this glossary or in the glossary contained in the prospectus.

     "Accumulation Period" means the period of time beginning at the close of business on the last day of the August 2003 Monthly Period, or such later date as is determined in accordance with the description under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement, and ending on the earliest of:

     - the date on which the Invested Amount is paid in full;

     - the date on which Early Amortization Period begins; and

     - the Series 2001-4 Termination Date.

     "Accumulation Period Length" has the meaning described under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement.

     "Accumulation Shortfall" initially, means zero and thereafter, means, with respect to any Monthly Period during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the principal funding account for the previous Monthly Period.

     "Adjusted Invested Amount" means, as of any Business Day, the Invested Amount minus the sum of the amount then on deposit in the principal account, the amount then on deposit in the principal funding account and the Series 2001-4 Percentage of the amount then on deposit in the excess funding account.

     "Adjustment Payment" means the amount that the transferor will be required to pay to the servicer, for deposit into the excess funding account, as described under "Description of Series Provisions--Defaulted Receivables; Dilution" in this prospectus supplement.

     "Available Reserve Account Amount" means, on any Transfer Date, the amount available to be withdrawn from the accumulation period reserve account equal to the lesser of the amount on deposit in the accumulation period reserve account (before giving effect to any withdrawal to be made from the accumulation period reserve account on that Transfer Date) and the Required Reserve Account Amount for that Transfer Date.

     "Available Series 2001-4 Finance Charge Collections" means, with respect to any Monthly Period, an amount equal to the sum of:

     - prior to the date on which a Pay Out Event is deemed to occur, the Floating Percentage of the sum of collections of finance charge receivables and the amount of overdue Adjustment Payments made by the transferor or, on and after the date on which a Pay Out Event is deemed to occur, the Fixed/Floating Percentage of the sum of collections of finance charge receivables and the amount of overdue Adjustment Payments made by the transferor;

     - investment earnings on amounts on deposit in the payment reserve account, the principal funding account, the accumulation period reserve account, the pre-funding account and the funding period reserve account;

     - amounts on deposit in the cap proceeds account, if any; and

     - amounts on deposit in the payment reserve account, if any, if and to the extent designated by the transferor.

     For purposes of this definition, net investment earnings on amounts on deposit in the excess funding account are treated as finance charge collections.

     "Available Series 2001-4 Principal Collections" means, with respect to any Monthly Period, or portion of any Monthly Period, commencing on or after the beginning of the Accumulation Period or the Early Amortization Period, an amount equal to the sum of:

     - an amount equal to the Fixed/Floating Percentage of all principal collections (less the amount of Redirected Principal Collections) received during that Monthly Period;

     - any amount on deposit in the pre-funding account or in the excess funding account allocated to the Series 2001-4 securities with respect to that Monthly Period;

     - the aggregate Series Default Amount and the Series 2001-4 Percentage of overdue Adjustment Payments paid from Available Series 2001-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections with respect to that Monthly Period and any reimbursements from Available Series 2001-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections of unreimbursed Class A Charge-Offs, Class B Charge-Offs and Excess Collateral Charge-Offs;

     - Shared Principal Collections allocated to the Series 2001-4 securities;
       and

     - the proceeds of the sale of all or a portion of an interest rate cap with respect to that Monthly Period.

     "Base Rate" means, with respect to any Monthly Period, the sum of:

     - the weighted average of the Class A Interest Rate, the Class B Interest Rate and the Excess Collateral Minimum Rate as of the last day of that Monthly Period (weighted based on the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount, respectively, as of the last day of that Monthly Period); plus

     - the product of 2% per annum and the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount and the denominator of which is the Invested Amount, each as of the last day of that Monthly Period.

     "Class A Adjusted Invested Amount" means for any date of determination, an amount (not less than zero) equal to the then current Class A Invested Amount, minus the sum of the amount then on deposit in the principal account for the benefit of the Class A securities and in the principal funding account on that date.

     "Class A Charge-Off" has the meaning described in "Description of Series Provisions--Investor Charge-Offs" in this prospectus supplement.

     "Class A Expected Final Payment Date" means the September 2004 Distribution Date.

     "Class A Floating Percentage" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

     - the numerator of which is the Class A Adjusted Invested Amount at the end of the preceding Business Day; and

     - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables and amounts on deposit in the excess funding account as of the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentage.

     "Class A Initial Invested Amount" means $372,928,000.

     "Class A Interest Rate" means 0.35% per annum above LIBOR as determined on the related LIBOR Determination Date.

     "Class A Invested Amount" means, for any date, an amount (which may not be reduced below zero) equal to:

          (a) the Class A Initial Invested Amount less the Class A Percentage of the initial deposit to the pre-funding account, plus the Class A Percentage of the amount of any withdrawals from the pre-funding account during the Funding Period in connection with the addition of receivables to the trust and any deposit of the amounts in the pre-funding account at the end of the Funding Period into the excess funding account; minus

          (b) the aggregate amount of principal payments (except principal payments made from the pre-funding account) made to Class A securityholders through and including that date; minus

          (c) the aggregate amount of Class A Charge-Offs for all prior Distribution Dates; plus

          (d) the aggregate amount of Available Series 2001-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to clause (c) above.

     "Class A Monthly Interest" means, for any Distribution Date, the product of:

          (a) the Class A Interest Rate for the related interest period;

          (b) the outstanding principal balance of the Class A securities at the close of business on the first day of that interest period; and

          (c) a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360.

     "Class A Percentage" means, for any Business Day during a Monthly Period, a fraction the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     "Class A Principal" means, with respect to any Distribution Date relating to the Accumulation Period or the Early Amortization Period, prior to the payment in full of the Class A Invested Amount, the least of:

          (a) the Available Series 2001-4 Principal Collections on deposit in the principal account with respect to the related Transfer Date;

          (b) for each Distribution Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount and on or prior to the Class A Expected Final Payment Date, the applicable Controlled Deposit Amount for the related Transfer Date; and

          (c) the Class A Adjusted Invested Amount on the related Transfer Date.

     "Class A Required Amount" means, for any Business Day during a Monthly Period, the amount, if any, by which:

          (a) the sum of:

             (i) the Class A Monthly Interest and any overdue Class A Monthly Interest on the related Distribution Date (and additional interest on that amount);

             (ii) the Class A Floating Percentage of the amount of principal receivables in Defaulted Accounts for that Monthly Period (to date);

             (iii) the Class A Percentage of the Monthly Servicing Fee for that Monthly Period; and

             (iv) the Class A Floating Percentage of the Series 2001-4 Percentage of the Adjustment Payment required to be made by the transferor but not made on that Business Day and on each previous Business Day during that Monthly Period; exceeds

          (b) the Available Series 2001-4 Finance Charge Collections plus any Excess Finance Charge Collections from other series plus any Transferor Finance Charge Collections, in each case allocated for that purpose.

     "Class B Charge-Off" has the meaning described in "Description of Series Provisions--Investor Charge-Offs" in this prospectus supplement.

     "Class B Expected Final Payment Date" means the October 2004 Distribution Date.

     "Class B Fixed/Floating Percentage" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

     - the numerator of which is the Class B Invested Amount at the end of the last day of the Revolving Period; and

     - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables and the amounts on deposit in the excess funding account at the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentages with respect to principal collections for all series.

     "Class B Floating Percentage" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

     - the numerator of which is the Class B Invested Amount at the end of the preceding Business Day; and

     - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables and amounts on deposit in the excess funding account as of the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentage.

     "Class B Initial Invested Amount" means $66,298,000.

     "Class B Interest Rate" means 1.40% per annum above LIBOR as determined on the related LIBOR Determination Date.

     "Class B Invested Amount" means for any date an amount (which may not be reduced below zero) equal to:

          (a) the Class B Initial Invested Amount less the Class B Percentage of the initial deposit to the pre-funding account, plus the Class B Percentage of the amount of any withdrawals from the pre-funding account during the Funding Period in connection with the addition of receivables to the trust and any deposit of the amounts in the pre-funding account at the end of the Funding Period into the excess funding account; minus

          (b) the aggregate amount of principal payments (except principal payments made from the pre-funding account) made to Class B securityholders through and including that date; minus

          (c) the aggregate amount of Class B Charge-Offs for all prior Distribution Dates; minus

          (d) the aggregate amount of Redirected Class B Principal Collections for which the Excess Collateral Amount has not been reduced for all prior Distribution Dates, plus

          (e) the aggregate amount of Available Series 2001-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Excess Collateral Principal Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to clauses (c) and (d) above.

     "Class B Monthly Interest" means, for any Distribution Date, the product of:

          (a) the Class B Interest Rate for the related interest period;

          (b) the outstanding principal amount of the Class B securities at the close of business on the first day of that interest period; and

          (c) a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360.

     "Class B Percentage" means, for any Business Day during a Monthly Period, a fraction the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     "Class B Principal" means, with respect to each Distribution Date relating to the Accumulation Period, beginning with the Distribution Date following the Monthly Period in which the Class A Invested Amount has been paid in full, or with respect to each Transfer Date relating to the Early Amortization Period, beginning with the Distribution Date on which the Class A securities have been paid in full (after taking into account payments to be made on the related Distribution Date), prior to the payment in full of the Class B Invested Amount, the lesser of:

          (a) the Available Series 2001-4 Principal Collections remaining on deposit in the principal account with respect to the related Transfer Date after application thereof to Class A Principal, if any; and

          (b) the Class B Invested Amount on the related Transfer Date.

     "Class B Required Amount" means, for any Business Day during a Monthly Period, the amount, if any, by which:

          (a) the sum of:

             (i) the Class B Monthly Interest and any overdue Class B Monthly Interest on the related Distribution Date (and additional interest on that amount);

             (ii) the Class B Floating Percentage of the amount of principal receivables in Defaulted Accounts for that Monthly Period (to date);

             (iii) the Class B Percentage of the Monthly Servicing Fee for that Monthly Period;

             (iv) the Class B Floating Percentage of the Series 2001-4 Percentage of the Adjustment Payment required to be made by the transferor but not made on that Business Day and on each previous Business Day during that Monthly Period; and

             (v) the unreimbursed amount by which the Class B Invested Amount has been reduced on prior Business Days because of unreimbursed Class B Charge-Offs and Redirected Class B Principal Collections; exceeds

          (b) the Available Series 2001-4 Finance Charge Collections plus any Excess Finance Charge Collections from other series plus any Transferor Finance Charge Collections, in each case allocated for that purpose.

     "Closing Date" means October 25, 2001.

     "Controlled Accumulation Amount" means:

          (a) for any Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount, $31,077,334; provided, however, that if the commencement of the Accumulation Period is delayed as described under "Description of Series Provisions--Postponement of Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Accumulation Period and will be determined by the servicer in accordance with the pooling and servicing agreement based on the principal payment rates for the accounts in the trust portfolio and on the invested amounts of other series (other than certain excluded series) which are scheduled to be in their revolving periods during the Accumulation Period; and

          (b) for any Transfer Date with respect to the Accumulation Period after the payment in full of the Class A Invested Amount, an amount equal to the sum of the Class B Invested Amount and the Excess Collateral Amount on any Transfer Date.

     "Controlled Deposit Amount" means, for any Monthly Period, an amount equal to the sum of the Controlled Accumulation Amount for that Monthly Period and the Accumulation Shortfall, if any, for that Monthly Period.

     "Covered Amount" means, for any Distribution Date, an amount equal to the product of:

          (a) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360;

          (b) the Class A Interest Rate as in effect for the related interest period; and

          (c) the amount on deposit in the principal funding account as of the last day of the Monthly Period preceding the Monthly Period in which the related interest period ends.

     "Defeasance" has the meaning described in "Description of Series Provisions--Defeasance" in this prospectus supplement.

     "Determination Date" means the second Business Day preceding each Distribution Date.

     "Distribution Date" means December 20, 2001 and the 20th day of each following month (or, if the 20th day is not a Business Day, the next succeeding Business Day).

     "Early Amortization Period" means the period beginning on the earliest of:

          (a) the date on which a Pay Out Event occurs or is deemed to have occurred with respect to the Series 2001-4 securities;

          (b) the Class A Expected Final Payment Date if the Class A Invested Amount has not been paid in full on that date;

          (c) the Class B Expected Final Payment Date if the Class B Invested Amount has not been paid in full on that date; and

          (d) the Excess Collateral Expected Final Payment Date if the Excess Collateral Amount has not been paid in full on that date,

and ending on the earlier to occur of (a) the date on which the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount have been paid in full, and (b) the Series 2001-4 Termination Date.

     "Excess Collateral Amount" means, for any date, an amount (which may not be less than zero) equal to:

          (a) the Excess Collateral Initial Amount less the Excess Collateral Percentage of the initial deposit to the pre-funding account, plus the Excess Collateral Percentage of the amount of any withdrawals from the pre-funding account during the Funding Period in connection with the addition of receivables to the trust and any deposit of the amounts in the pre-funding account at the end of the Funding Period into the excess funding account; minus

          (b) the aggregate amount of principal payments (except principal payments made from the pre-funding account) made to the Excess Collateral holder through and including that date; minus

          (c) the aggregate amount of Excess Collateral Charge-Offs for all prior Distribution Dates; minus

          (d) the aggregate amount of Redirected Excess Collateral Principal Collections for all prior Distribution Dates; plus

          (e) the aggregate amount of Available Series 2001-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to clauses
     (c) and (d) above.

     "Excess Collateral Charge-Off" has the meaning described in "Description of Series Provisions--Investor Charge-Offs" in this prospectus supplement.

     "Excess Collateral Expected Final Payment Date" means the October 2004 Transfer Date.

     "Excess Collateral Fixed/Floating Percentage" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

     - the numerator of which is the Excess Collateral Amount at the end of the last day of the Revolving Period; and

     - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables and the amounts on deposit in the excess funding account at the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentages with respect to principal collections for all series.

     "Excess Collateral Floating Percentage" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

     - the numerator of which is the Excess Collateral Amount at the end of the preceding Business Day; and

     - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables and amounts on deposit in the excess funding account as of the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentage.

     "Excess Collateral Holder's Interest" means the interest in the assets of the trust allocated to the Excess Collateral holder.

     "Excess Collateral Initial Amount" means $113,260,188.

     "Excess Collateral Minimum Monthly Interest" means, with respect to any Transfer Date, the product of:

          (a) the Excess Collateral Minimum Rate for the related interest period;

          (b) the Excess Collateral Initial Amount less the aggregate amount distributed to the Excess Collateral holder in respect of Excess Collateral Monthly Principal for all prior Transfer Dates; and

          (c) a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360.

     "Excess Collateral Minimum Rate" means a rate per annum specified in the agreement between the transferor and the Excess Collateral holder relating to the transfer of the Excess Collateral to the Excess Collateral holder, not to exceed the product of (a) the Excess Collateral Notional Percentage times (b) LIBOR plus 2.15%.

     "Excess Collateral Monthly Principal" means, with respect to each Transfer Date relating to the Accumulation Period or the Early Amortization Period beginning with the Transfer Date immediately preceding the Distribution Date on which the Class B securities have been paid in full (after taking into account payments to be made on the related Distribution Date), prior to the payment in full of the Excess Collateral Amount, an amount equal to the lesser of (a) the Available Series 2001-4 Principal Collections remaining on deposit in the principal account with respect to the related Transfer Date after application to Class A Principal and Class B Principal, if any, and (b) the Excess Collateral Amount on that Transfer Date.

     "Excess Collateral Notional Percentage" means 53.66%.

     "Excess Collateral Percentage" means, for any Business Day during a Monthly Period, the percentage equivalent of a fraction the numerator of which is the Excess Collateral Initial Amount and the denominator of which is the Initial Invested Amount.

     "Excess Finance Charge Collections" means any collections of finance charge receivables allocable to any series in excess of the amounts necessary to make required payments with respect to that series.

     "Fixed/Floating Percentage" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

          - the numerator of which is the Invested Amount at the end of the last day of the Revolving Period; and

          - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables and the amounts on deposit in the excess funding account at the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentages with respect to principal collections for all series.

     "Floating Percentage" means a percentage equal to the sum of the Class A Floating Percentage, the Class B Floating Percentage and the Excess Collateral Floating Percentage.

     "Full Invested Amount" means $552,486,188.

     "Funding Period" means the period from and including the Closing Date to but excluding the earliest of:

          (a) the first day for which the Invested Amount equals the Full Invested Amount;

          (b) the first day on which a Pay Out Event is deemed to occur; and

          (c) the first Business Day of the January 2002 Monthly Period.

     "Initial Invested Amount" means the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Excess Collateral Initial Amount.

     "Insolvency Event" means that, pursuant to certain provisions of federal law, the transferor or Metris Companies Inc. voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the transferor or Metris Companies Inc.

     "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount and the Excess Collateral Amount.

     "LIBOR" means, as of any LIBOR Determination Date, the offered rate for deposits in United States dollars for one month (commencing on the first day of the relevant interest period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date for that period. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of the relevant period).

     "LIBOR Determination Date" means October 23, 2001 for the period from the Closing Date through November 19, 2001, November 16, 2001 for the period from November 20, 2001 through December 19, 2001 and, for each following interest period, the second business day prior to the Distribution Date on which that interest period commences. For purposes of calculating LIBOR only, a "business day" is any day on which banks in London and New York are open for the transaction of international business.

     "Minimum Aggregate Principal Receivables" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of principal collections for each series then outstanding.

     "Minimum Transferor Interest" means, for any date of determination, the product of:

          (a) the sum of (i) the aggregate principal receivables and (ii) the amounts on deposit in the excess funding account; and

          (b) the highest Minimum Transferor Percentage for any series.

     "Minimum Transferor Percentage" means, for Series 2001-4 and each previously issued series, 0%; provided, however, that in certain circumstances each of these percentages may be increased.

     "Monthly Period" has the meaning set forth in the "Glossary of Defined Terms" in the attached prospectus, except that the first Monthly Period for Series 2001-4 will begin on and include the Closing Date and will end on and include November 30, 2001.

     "Monthly Servicing Fee" means the servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee in an amount for any Monthly Period, which will be equal to the product of:

          (a) a fraction the numerator of which is the actual number of days in the related Monthly Period and the denominator of which is 365 or 366;

          (b) the applicable Servicing Fee Percentage; and

          (c) the Adjusted Invested Amount as of the beginning of the day on the first day of the related Monthly Period, or, in the case of the first Distribution Date, the Initial Invested Amount.

     "Negative Carry Amount" has the meaning described in "Description of Series Provisions--Redirected Cash Flows" in this prospectus supplement.

     "Pay Out Event" refers to any of the events listed in "Description of Series Provisions--Pay Out Events" in this prospectus supplement and "Description of the Securities--Pay Out Events" in the attached prospectus.

     "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

     - the numerator of which is the sum of:

          (a) the aggregate amount of Available Series 2001-4 Finance Charge Collections for that Monthly Period (not including the amounts on deposit in the payment reserve account and Adjustment Payments made by the transferor with respect to Adjustment Payments required to be made but not made in prior Monthly Periods, if any); plus

          (b) the amount of net investment earnings, if any, on amounts on deposit in the principal funding account and the pre-funding account; plus

          (c) amounts withdrawn from the funding period reserve account with respect to that Monthly Period; plus

          (d) amounts withdrawn from the accumulation period reserve account with respect to that Monthly Period,

     which sum is calculated on a cash basis after subtracting the Series Default Amount and the Series 2001-4 Percentage of any Adjustment Payments which the transferor is required but fails to make pursuant to the pooling and servicing agreement for that Monthly Period; and

     - the denominator of which is the sum of (i) the average daily Invested Amount during the preceding Monthly Period, plus (ii) the average Pre-Funded Amount during the preceding Monthly Period;

provided, however, that Excess Finance Charge Collections applied for the benefit of the Series 2001-4 securityholders may be added to the numerator if the Rating Agency Condition is satisfied.

     "Pre-Funded Amount" will equal the amount (not to exceed $125,000,000) of the initial deposit to the pre-funding account, less the amounts of any increases in the Invested Amount pursuant to the Series 2001-4 supplement in connection with an increase in the amount of receivables in the trust or the deposit of the amount in the pre-funding account into the excess funding account at the end of the Funding Period.

     "Rating Agency Condition" means the notification in writing by each Rating Agency that a proposed action will not result in any Rating Agency reducing or withdrawing its then existing rating of the securities of any outstanding series or class with respect to which it is a Rating Agency.

     "Record Date" means, with respect to any Distribution Date, the Business Day preceding that Distribution Date, except that, with respect to any Series 2001-4 securities issued in definitive, fully registered form, the Record Date will mean the fifth day of the Monthly Period in which the Distribution Date occurs.

     "Redirected Class B Principal Collections" means, for any Business Day, an amount, not to exceed the Class B Invested Amount, equal to the product of:

        (a) (i) during the Revolving Period, the Class B Floating Percentage, or

            (ii) during an Amortization Period, the Class B Fixed/Floating Percentage, and

        (b) the amount of Principal Collections with respect to that Business
            Day.

     "Redirected Excess Collateral Principal Collections" means, for any Business Day, an amount, not to exceed the Excess Collateral Amount, equal to the product of:

        (a) (i) during the Revolving Period, the Excess Collateral Floating Percentage, or

            (ii) during an Amortization Period, the Excess Collateral Fixed/Floating Percentage, and

        (b) the amount of Principal Collections with respect to that Business
            Day.

     "Redirected Principal Collections" means the sum of the Redirected Class B Principal Collections and Redirected Excess Collateral Principal Collections.

     "Removed Accounts" means certain Accounts designated by the transferor that the trustee is required to reconvey to the transferor.

     "Required Amount" has the meaning described in "Description of Series Provisions--Redirected Cash Flows" in this prospectus supplement.

     "Required Reserve Account Amount" means, for any date on or after the Reserve Account Funding Date, an amount equal to:

          (a) 0.75% of the Class A Invested Amount; or

          (b) any other amount designated by the transferor; provided, that if the designation is of a lesser amount, the transferor (i) will have provided the servicer and the trustee with evidence that the Rating Agency Condition has been satisfied and (ii) will have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to the officer at that time, in the reasonable belief of the transferor, the designation will not cause a Pay Out Event or an event that, after giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 2001-4.

     "Reserve Account Funding Date" will be the first day of the third Monthly Period prior to the commencement of the Accumulation Period, or any earlier date as the servicer may determine in accordance with the pooling and servicing agreement.

     "Revolving Period" means the period of time which begins on the Closing Date and ends at the commencement of the Accumulation Period or, if earlier, the Early Amortization Period.

     "Series 2001-4 Percentage" means the percentage equivalent of a fraction the numerator of which is the Invested Amount and the denominator of which is the sum of the invested amounts of all series then outstanding.

     "Series 2001-4 Termination Date" means the August 2008 Distribution Date.

     "Series Default Amount" means a portion of all Defaulted Receivables in an amount equal to:

          (a) on any Business Day other than a Default Recognition Date, an amount equal to the product of (i) the Floating Percentage applicable on that Business Day and (ii) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date; and

          (b) on any Default Recognition Date, an amount equal to the product of
     (i) the Default Recognition Percentage applicable on that Default Recognition Date and (ii) the aggregate principal amount of Defaulted Receivables with respect to that Default Recognition Date.

     "Servicing Fee Percentage" means 2% per annum, or for so long as Direct Merchants Credit Card Bank, National Association is the servicer, a lesser rate if so specified in the Series 2001-4 supplement.

     "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Market Report (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Transferor Finance Charge Collections" means, on any Business Day, the product of:

          (a) collections of finance charge receivables for that Business Day;

          (b) the Transferor Percentage; and

          (c) the Series 2001-4 Percentage.

     "Transferor Percentage" means:

          (a) when used with respect to (i) collections of principal receivables during the Revolving Period, (ii) collections of finance charge receivables prior to the date on which a Pay Out Event occurs and (iii) the amount of Defaulted Receivables at all times, 100% minus the sum of the Floating Percentage and the applicable Investor Percentages used for all other series; and

          (b) when used with respect to (i) collections of principal receivables during the Accumulation Period and the Early Amortization Period and (ii) collections of finance charge receivables on and after the date on which a Pay Out Event occurs, 100% minus the sum of the applicable Fixed/Floating Percentage and the Investor Percentages used with respect to principal collections or finance charge collections, as applicable, for all other series.

     "Transferor Retained Finance Charge Collections" has the meaning described in "Description of Series Provisions--Application of Collections--Payment of Fees, Interest and Other Items," in this prospectus supplement.

     "Trigger Event" means an event that occurs when the Retained Percentage is equal to or less than 2%.

                                    ANNEX I
                            PREVIOUSLY ISSUED SERIES

     The table below sets forth the principal characteristics of other series previously issued by the trust that the transferor anticipates will be outstanding on the Closing Date. For more specific information with respect to any series, prospective investors should contact the servicer at (952) 525-5094. The servicer will provide, without charge, to any prospective purchaser of the Class A securities and the Class B securities, a copy of the prospectus supplement for any previous publicly-issued series.

1. SERIES 1997-1
Initial Class A Invested Amount..............  $616,250,000
Class A Interest Rate........................  6.87%
Initial Class B Invested Amount..............  $106,250,000
Class B Interest Rate........................  7.11%
Initial Class C Invested Amount..............  $72,250,000
Class C Interest Rate........................  One-Month LIBOR plus 0.85% per annum
Class D Invested Amount......................  $55,250,000
Class D Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of March 2001 Monthly Period or
                                               later as determined in the Series 1997-1
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Other Enhancement for the Class A              Subordination of Class B Certificates, Class
  Certificates...............................  C Certificates and Class D Certificates
Series 1997-1 Termination Date...............  October 2005 Distribution Date
Series Issuance Date.........................  May 8, 1997


2. SERIES 1997-2
Initial Class A Invested Amount..............  $455,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.20% per annum
Initial Class B Invested Amount..............  $101,500,000
Class B Interest Rate........................  One-Month LIBOR plus 0.43% per annum
Initial Class C Invested Amount..............  $98,000,000
Class C Interest Rate........................  One-Month LIBOR plus 1.05% per annum
Class D Invested Amount......................  $45,500,000
Class D Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of October 2001 Monthly Period or
                                               later as determined in the Series 1997-2
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Certificates, Class
                                               C Certificates and Class D Certificates
Series 1997-2 Termination Date...............  May 2006 Distribution Date
Series Issuance Date.........................  November 20, 1997


                                      A-I-1

3. SERIES 1998-3
Initial Class A Invested Amount..............  $500,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.65% per annum
Initial Class B Invested Amount..............  $49,450,550
Class B Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of January 2001 Monthly Period or
                                               later as determined in the Series 1998-3
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities and
                                               Financial Guaranty Insurance Policy
Series 1998-3 Termination Date...............  April 2006 Distribution Date
Series Issuance Date.........................  December 4, 1998

4. SERIES 1999-1
Initial Class A Invested Amount..............  $500,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.35% per annum
Initial Class B Invested Amount..............  $49,450,550
Class B Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of May 2003 Monthly Period or later as determined in the Series 1999-1 Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities and
                                               Financial Guaranty Insurance Policy
Series 1999-1 Termination Date...............  October 2007 Distribution Date
Series Issuance Date.........................  July 7, 1999


5. SERIES 1999-2
Initial Class A Invested Amount..............  $500,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.52% per annum
Initial Class B Invested Amount..............  $49,450,550
Class B Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of June 2005 Monthly Period or later as determined in the Series 1999-2 Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities and
                                               Financial Guaranty Insurance Policy
Series 1999-2 Termination Date...............  July 2006 Distribution Date (extendible)
Series Issuance Date.........................  September 22, 1999


6. SERIES 1999-3
Initial Class A Invested Amount..............  $300,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.42% per annum
Initial Class B Invested Amount..............  $29,670,330
Class B Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of October 2004 Monthly Period or
                                               later as determined in the Series 1999-3
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities and
                                               Financial Guaranty Insurance Policy
Series 1999-3 Termination Date...............  April 2009 Distribution Date
Series Issuance Date.........................  December 9, 1999


                                      A-I-2

7. SERIES 2000-1
Initial Class A Invested Amount..............  $447,514,000
Class A Interest Rate........................  One-Month LIBOR plus 0.30% per annum
Initial Class B Invested Amount..............  $67,956,000
Class B Interest Rate........................  One-Month LIBOR plus 0.68% per annum
Commencement of Accumulation Period..........  Last day of January 2004 Monthly Period or
                                               later as determined in the Series 2000-1
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral....................  $147,513,425
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2000-1 Termination Date...............  August 2008 Distribution Date
Series Issuance Date.........................  March 20, 2000


8. SERIES 2000-2
Initial Class A Invested Amount..............  $447,514,000
Class A Interest Rate........................  One-Month LIBOR plus 0.21% per annum
Initial Class B Invested Amount..............  $67,956,000
Class B Interest Rate........................  One-Month LIBOR plus 0.60% per annum
Commencement of Accumulation Period..........  Last day of July 2002 Monthly Period or later as determined in the Series 2000-2 Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral....................  $147,513,425
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2000-2 Termination Date...............  January 2007 Distribution Date
Series Issuance Date.........................  July 27, 2000


9. SERIES 2000-3
Initial Class A Invested Amount..............  $372,928,000
Class A Interest Rate........................  One-Month LIBOR plus 0.26% per annum
Initial Class B Invested Amount..............  $66,298,000
Class B Interest Rate........................  One-Month LIBOR plus 0.68% per annum
Commencement of Accumulation Period..........  Last day of September 2004 Monthly Period or
                                               later as determined in the Series 2000-3
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral....................  $113,260,188
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2000-3 Termination Date...............  September 2009 Distribution Date
Series Issuance Date.........................  October 27, 2000


10. SERIES 2001-1
Initial Class A Invested Amount..............  $454,972,000
Class A Interest Rate........................  One-Month LIBOR plus 0.22% per annum
Initial Class B Invested Amount..............  $80,884,000
Class B Interest Rate........................  One-Month LIBOR plus 0.80% per annum
Commencement of Accumulation Period..........  Last day of April 2002 Monthly Period or
                                               later as determined in the Series 2001-1
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral....................  $138,177,149
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2001-1 Termination Date...............  December 2007 Distribution Date
Series Issuance Date.........................  February 13, 2001

                                      A-I-3

11. SERIES 2001-A
Class A Invested Amount as of October 15,      $165,005,416
  2001.......................................
Expected Class A Invested Amount as of
  Closing Date (after application of
  proceeds)..................................  $0
Class A Maximum Invested Amount..............  $559,392,000
Class A Interest Rate........................  Commercial Paper Index
Class B Invested Amount as of October 15,      $29,570,000
  2001.......................................
Expected Class B Invested Amount as of
  Closing Date (after application of
  proceeds)..................................  $0
Class B Maximum Invested Amount..............  $99,448,000
Class B Interest Rate........................  Commercial Paper Index
Class C Invested Amount as of October 15,      $27,094,000
  2001.......................................
Expected Class C Invested Amount as of
  Closing Date (after application of
  proceeds)..................................  $0
Class C Maximum Invested Amount..............  $91,160,000
Class C Interest Rate........................  Commercial Paper Index
Class D Invested Amount as of October 15,      $23,269,165
  2001.......................................
Expected Class D Invested Amount as of
  Closing Date (after application of
  proceeds)..................................  $0
Class D Maximum Required Amount..............  $78,729,282
Class D Interest Rate........................  None
Commencement of Amortization Period..........  June 1, 2002 (extendible)
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities, Class C
                                               Securities and Class D Securities
Series 2001-A Termination Date...............  June 20, 2006 (extendible)
Series Issuance Date.........................  May 16, 2001


12. SERIES 2001-2
Initial Class A Invested Amount..............  $559,392,000
Class A Interest Rate........................  One-Month LIBOR plus 0.32% per annum
Initial Class B Invested Amount..............  $99,448,000
Class B Interest Rate........................  One-Month LIBOR plus 1.08% per annum
Commencement of Accumulation Period..........  Last day of April 2005 Monthly Period or
                                               later as determined in the Series 2001-2
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral....................  $169,889,282
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2001-2 Termination Date...............  November 2009 Distribution Date
Series Issuance Date.........................  June 1, 2001

13. SERIES 2001-3
Initial Class A Invested Amount..............  $484,807,000
Class A Interest Rate........................  One-Month LIBOR plus 0.23% per annum
Initial Class B Invested Amount..............  $86,188,000
Class B Interest Rate........................  One-Month LIBOR plus 0.90% per annum
Commencement of Accumulation Period..........  Last day of July 2003 Monthly Period or later as determined in the Series 2001-3 Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral....................  $147,237,044
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2001-3 Termination Date...............  July 2008 Distribution Date
Series Issuance Date.........................  August 22, 2001

                                      A-I-4

14. SERIES 2001-C
Class A Invested Amount as of October 15,      $0
  2001.......................................
Expected Class A Invested Amount as of
  Closing Date...............................  $96,000,000
Class A Maximum Invested Amount..............  $794,750,000
Class A Interest Rate........................  Commercial Paper Index
Class B Invested Amount as of October 15,      $6,250,000
  2001.......................................
Expected Class B Invested Amount as of
  Closing Date...............................  $6,250,000
Class B Maximum Required Amount..............  $83,426,796 (subject to increase to
                                               $204,935,535 under certain circumstances)
Class B Interest Rate........................  None
Commencement of Amortization Period..........  September 20, 2002
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities
Series 2001-C Termination Date...............  November 21, 2005
Series Issuance Date.........................  September 28, 2001

                                      A-I-5

                              PRINCIPAL OFFICE OF

                            METRIS RECEIVABLES, INC.
                       10900 Wayzata Boulevard, Room 723
                          Minnetonka, Minnesota 55305

                                    SERVICER
                          for the Metris Master Trust
            Direct Merchants Credit Card Bank, National Association
                          17600 North Perimeter Drive
                           Scottsdale, Arizona 85255

                                    TRUSTEE
                         U.S. Bank National Association
                             180 East Fifth Street
                           St. Paul, Minnesota 55101

                       PAYING AGENTS AND TRANSFER AGENTS
                         U.S. Bank National Association
                             180 East Fifth Street
                           St. Paul, Minnesota 55101

                         Deutsche Bank Luxembourg S.A.
                          Boulevard Konrad Adenauer 2
                               L-1115 Luxembourg

                                 LISTING AGENT
                         Deutsche Bank Luxembourg S.A.
                          Boulevard Konrad Adenauer 2
                               L-1115 Luxembourg

                        LEGAL ADVISOR TO THE TRANSFEROR
                            as to United States Law
                       Orrick, Herrington & Sutcliffe LLP
                              3050 K Street, N.W.
                                   Suite 200
                             Washington, D.C. 20007

                       LEGAL ADVISOR TO THE UNDERWRITERS
                              Mayer, Brown & Platt
                            190 South LaSalle Street
                            Chicago, Illinois 60603

                   INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                                    KPMG LLP
                            4200 Wells Fargo Center
                              90 South 7th Street
                       Minneapolis, Minnesota 55402-3900

                             PROSPECTUS SUPPLEMENT

                            [METRIS COMPANIES LOGO]



                              METRIS MASTER TRUST
                                     Issuer



                                 Series 2001-4



                                  $372,928,000
                             Class A Floating Rate
                            Asset Backed Securities



                                  $66,298,000
                             Class B Floating Rate
                            Asset Backed Securities



                            METRIS RECEIVABLES, INC.
                                   Transferor



                                DIRECT MERCHANTS
                     CREDIT CARD BANK, NATIONAL ASSOCIATION
                                    Servicer



                     UNDERWRITERS OF THE CLASS A SECURITIES



                           DEUTSCHE BANC ALEX. BROWN
                         BANC OF AMERICA SECURITIES LLC
                                BARCLAYS CAPITAL
                          FIRST UNION SECURITIES, INC.
                                    JPMORGAN



                     UNDERWRITERS OF THE CLASS B SECURITIES



                           DEUTSCHE BANC ALEX. BROWN
                         BANC OF AMERICA SECURITIES LLC

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering these securities in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these securities and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling these securities will deliver a prospectus supplement and prospectus.